Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

OF

ROCKINGHAM HERITAGE BANK

AND

ALBEMARLE FIRST BANK

JOINED IN BY

PREMIER COMMUNITY BANKSHARES, INC.

TABLE OF CONTENTS

ARTICLE 1

THE MERGER

1

Section 1.1

Consummation of Merger; Closing Date

1

Section 1.2

Effect of Merger

2

Section 1.3

Further Assurances

2

Section 1.4

Directors and Officers

2

Section 1.5

Officers

3

ARTICLE 2

BASIS AND MANNER OF CONVERSION;

MANNER OF EXCHANGE

3

Section 2.1

Conversion of Albemarle First Common Stock

3

Section 2.2

Election Procedures

3

Section 2.3

Allocation of Shares

4

Section 2.4

Exchange Procedures

6

Section 2.5

No Fractional Securities

6

Section 2.6

Certain Adjustments

7

Section 2.7

Albemarle First Stock Options

7

Section 2.8

Laws of Escheat

8

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF

ALBEMARLE FIRST

8

Section 3.1

Corporate Organization

8

Section 3.2

Capitalization

9

Section 3.3

Financial Statements; Filings

9

Section 3.4

Loan Portfolio; Reserves

10

Section 3.5

Certain Loans and Related Matters

10

Section 3.6

Authority; No Violation

11

Section 3.7

Consents and Approvals

11

Section 3.8

Broker's Fees

12

Section 3.9

Absence of Certain Changes or Events

12

Section 3.10

Legal Proceedings; Etc

12

Section 3.11

Taxes and Tax Returns

12

Section 3.12

Employee Benefit Plans

14

Section 3.13

Title and Related Matters

16

Section 3.14

Real Estate

17

Section 3.15

Environmental Matters

17

Section 3.16

Commitments and Contracts

18

Section 3.17

Regulatory, Accounting and Tax Matters

19

Section 3.18

Registration Obligations

19

Section 3.19

Insurance

19

Section 3.20

Labor

19

Section 3.21

Compliance with Laws

20

Section 3.22

Transactions with Management

20

Section 3.23

Derivative Contracts

21

Section 3.24

Deposits

21

Section 3.25

Accounting Controls

21

Section 3.26

Proxy Materials

21

i

Section 3.27

Deposit Insurance

21

Section 3.28

Intellectual Property

21

Section 3.29

SEC Filings

22

Section 3.30

Communications with Shareholders

22

Section 3.31

Claims under Insurance Policies

22

Section 3.32

Untrue Statements and Omissions

22

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF

PREMIER AND ROCKINGHAM HERITAGE

22

Section 4.1

Organization and Related Matters of Premier

22

Section 4.2

Organization and Related Matters of Rockingham Heritage

23

Section 4.3

Capitalization

23

Section 4.4

Authorization

23

Section 4.5

Financial Statements, Condition and Reports

24

Section 4.6

Legal Proceedings, Etc.

25

Section 4.7

Consents and Approvals

26

Section 4.8

Proxy Materials

27

Section 4.9

Accounting, Tax, Regulatory Matters

27

Section 4.10

Untrue Statements and Omissions

27

ARTICLE 5

COVENANTS AND AGREEMENTS

27

Section 5.1

Conduct of the Business of Albemarle First

27

Section 5.2

Current Information

29

Section 5.3

Access to Properties; Personnel and Records

30

Section 5.4

Approval of Albemarle First Shareholders

31

Section 5.5

No Other Bids

32

Section 5.6

Notice of Deadlines

32

Section 5.7

Affiliates

32

Section 5.8

Maintenance of Properties

33

Section 5.9

Consents to Assign and Use Leased Premises; Extensions.

33

Section 5.10

Conforming Accounting and Reserve Policies

33

Section 5.11

Publicity

33

Section 5.12

Fixed Asset Inventory

33

Section 5.13

Warrant Cancellation

33

ARTICLE 6

ADDITIONAL COVENANTS AND AGREEMENTS

34

Section 6.1

Best Efforts; Cooperation

34

Section 6.2

Regulatory Matters

34

Section 6.3

Other Matters

34

Section 6.4

Current Information

34

Section 6.5

Registration Statement

35

Section 6.6

Reservation of Shares

35

Section 6.7

Consideration

35

Section 6.8

Retention Bonus Pool

35

Section 6.9

Benefit Plans

35

Section 6.10

Indemnification.

36

ARTICLE 7

MUTUAL CONDITIONS TO CLOSING

36

Section 7.1

Shareholder Approval

37

Section 7.2

Regulatory Approvals

37

Section 7.3

Litigation

37

Section 7.4

Proxy Statement and Registration Statement

37

ARTICLE 8

CONDITIONS TO THE OBLIGATIONS OF

PREMIER AND ROCKINGHAM HERITAGE

37

Section 8.1

Representations and Warranties

37

Section 8.2

Performance of Obligations

38

Section 8.3

Certificate Representing Satisfaction of Conditions

38

Section 8.4

Opinion of Counsel

38

Section 8.5

Consents Under Agreements

38

Section 8.6

Outstanding Shares of Albemarle First

38

Section 8.7

Maximum Share Issuance

38

Section 8.8

Regulatory Authority Claim or Investigation

38

ARTICLE 9

CONDITIONS TO OBLIGATIONS OF ALBEMARLE FIRST

39

Section 9.1

Representations and Warranties

39

Section 9.2

Performance of Obligations

39

Section 9.3

Certificate Representing Satisfaction of Conditions

39

Section 9.4

Premier Shares

39

Section 9.5

Tax Opinion

39

Section 9.6

Fairness Opinion

40

Section 9.7

Opinion of Counsel

40

ARTICLE 10

TERMINATION, WAIVER AND AMENDMENT

40

Section 10.1

Termination

40

Section 10.2

Effect of Termination

41

Section 10.3

Amendments

41

Section 10.4

Waivers

42

Section 10.5

Non-Survival of Representations and Warranties

42

Section 10.6

Termination Fee; Expenses

42

ARTICLE 11

MISCELLANEOUS

43

Section 11.1

Alternative Structure.

43

Section 11.2

Definitions; Rules of Construction

43

Section 11.3

Entire Agreement.

48

Section 11.4

Notices

48

Section 11.5

Severability

49

Section 11.6

Costs and Expenses

49

Section 11.7

Captions

50

Section 11.8

Counterparts

50

Section 11.9

Persons Bound; No Assignment

50

Section 11.10

Exhibits and Schedules

50

Section 11.11   Waiver

50

Section 11.12  Construction of Terms

50

Section 11.13

Subsidiaries

51

LIST OF EXHIBITS

Exhibit A:

Plan of Merger

Exhibit B:

Employment Agreement of Thomas M. Boyd, Jr.

Exhibit C:

Employment Agreement of A. Preston Moore, Jr.

Exhibit 5.7:

Form of Affiliate Letter

Exhibit 8.4:

Matters as to which Troutman Sanders LLP will opine

Exhibit 9.7:

Matters as to which Williams Mullen will opine

AGREEMENT  AND PLAN OF MERGER

DISCLOSURE SCHEDULES [OMITTED*]

Disclosure Schedule 3.1(c)

- Corporation Organization

Disclosure Schedule 3.2

- Capitalization

Disclosure Schedule 3.3(c)

- Financial Statements

Disclosure Schedule 3.4

- Loan Portfolio Reserves

Disclosure Schedule 3.5

- Certain Loans and Related Matters

Disclosure Schedule 3.6(b)

- Authority; No Violation

Disclosure Schedule 3.7

- Consents and Approvals

Disclosure Schedule 3.8

- Broker’s Fees

Disclosure Schedule 3.10

- Legal Proceedings; Etc.

Disclosure Schedule 3.11

- Taxes and Tax Returns

Disclosure Schedule 3.12

- Employee Benefit Plans

Disclosure Schedule 3.12(a)

- Employee Benefit Plans

Disclosure Schedule 3.12(g)

- Employee Benefit Plans

Disclosure Schedule 3.12(k)

- Employee Benefit Plans

Disclosure Schedule 3.12(l)

- Employee Benefit Plans

Disclosure Schedule 3.12(m)

- Employee Benefit Plans

Disclosure Schedule 3.13(a)

- Employee Benefit Plans

Disclosure Schedule 3.13(b)

- Employee Benefit Plans

Disclosure Schedule 3.14(a)

- Real Estate

Disclosure Schedule 3.14(b)

- Real Estate

Disclosure Schedule 3.15

- Environmental Matters

Disclosure Schedule 3.16

- Commitments and Contracts

Disclosure Schedule 3.16(b)

- Commitments and contracts

Disclosure Schedule 3.19

- Insurance

Disclosure Schedule 3.20(d)

- Labor

Disclosure Schedule3.21

- Compliance with Laws

Disclosure Schedule 3.22

- Transactions with Management

Disclosure Schedule 3.23

- Derivative Contracts

Disclosure Schedule 3.28

- Intellectual Property

Disclosure Schedule 3.29

- SEC Filings

Disclosure Schedule 3.30

- Communications with Shareholders

Disclosure Schedule 4.4

- Authorization

Disclosure Schedule 4.6

- Legal Proceedings, Etc.

Disclosure Schedule 4.7

- Consents and Approvals

Disclosure Schedule 5.1(b)(iv)- Conduct of the Business of Albemarle First

Disclosure Schedule 5.1(b)(vi)- Conduct of the Business of Albemarle First

Disclosure Schedule 5.6

- Notice of Deadlines

* The Company will provide the omitted disclosure schedules to the Commission upon request.

v

AGREEMENT AND PLAN OF MERGER

OF

ROCKINGHAM HERITAGE BANK

AND

ALBEMARLE FIRST BANK

JOINED IN BY

PREMIER COMMUNITY BANKSHARES, INC.

This AGREEMENT AND PLAN OF MERGER, dated as of the 12th day of January, 2006 (this “Agreement”), by and between Rockingham Heritage Bank, a Virginia corporation (“Rockingham Heritage”), and Albemarle First Bank, a Virginia corporation (“Albemarle First”), and joined in by Premier Community Bankshares, Inc., a Virginia corporation (“Premier”).

WITNESSETH THAT:

WHEREAS, the respective Boards of Directors of Premier and Albemarle First deem it in the best interests of Rockingham Heritage and of Albemarle First, respectively, and of their respective shareholders, that Rockingham Heritage and Albemarle First merge pursuant to this Agreement in a transaction that qualifies as a reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986 (as amended, the “Code”);

WHEREAS, the Boards of Directors of Premier and Albemarle First (and Premier in its capacity as the sole shareholder of Rockingham Heritage) have approved this Agreement and the Board of Directors of Albemarle First has directed that this Agreement be submitted to the Albemarle First shareholders for approval and adoption in accordance with the laws of Virginia;

WHEREAS, Premier, the sole shareholder of Rockingham Heritage, will deliver, or cause to be delivered, to the shareholders of Albemarle First the consideration to be paid pursuant to the Merger in accordance with the terms of this Agreement; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties agree that Albemarle First will be merged with and into Rockingham Heritage and that the terms and conditions of the Merger, the mode of carrying the Merger into effect, including the manner of converting the shares of common stock of Albemarle First, par value $4.00 per share, into cash and shares of common stock of Premier, par value of $1.00 per share, shall be as hereinafter set forth.

ARTICLE 1

THE MERGER

Section 1.1

Consummation of Merger; Closing Date.  (a)  Subject to the provisions hereof, Albemarle First shall be merged with and into Rockingham Heritage (which shall hereinafter be referred to as the “Merger”) pursuant to the laws of the Commonwealth of Virginia, and Rockingham Heritage shall be the surviving corporation (sometimes hereinafter referred to as “Surviving Corporation” when reference is made to it after the Effective Time of the Merger).  Subject to the provisions hereof, Rockingham Heritage and Albemarle First shall file with the Virginia State Corporation Commission Articles of Merger containing a Plan of Merger in substantially the form of Exhibit A attached hereto (the “Plan of Merger”) in accordance with all applicable legal requirements.  The Merger shall become effective on the date and at the time on which Articles of Merger have been accepted for filing with said State Corporation Commission, unless a later date is specified in such Articles of Merger (such time is hereinafter referred to as the “Effective Time of the Merger” or the “Effective Time”).  Unless otherwise agreed upon by Premier and Albemarle First, the Effective Time of the Merger shall occur on the tenth (10th) business day following the later to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority (as defined herein) having authority over the transactions contemplated under the Merger Agreement and (ii) the date on which the shareholders of Albemarle First approve the transactions contemplated by this Agreement.

(b)

The closing of the Merger (the “Closing”) shall take place at the Richmond offices of Williams Mullen on a date and time as the parties may agree (the “Closing Date”).  At the Closing there shall be delivered to each of the parties hereto the opinions, certificates and other documents and instruments required to be so delivered pursuant to this Agreement.

Section 1.2

Effect of Merger.  At the Effective Time of the Merger, Albemarle First shall be merged with and into Rockingham Heritage and the separate existence of Albemarle First shall cease.  The Articles of Incorporation and Bylaws of Rockingham Heritage, as in effect on the date hereof and as otherwise amended prior to the Effective Time of the Merger, shall be the Articles of Incorporation and the Bylaws of the Surviving Corporation until further amended as provided therein and in accordance with applicable law.  The Merger shall have the effects set forth in Section 13.1-721.A of the Code of Virginia, as amended.

Section 1.3

Further Assurances.  From and after the Effective Time of the Merger, as and when requested by the Surviving Corporation, the officers and directors of Albemarle First last in office shall execute and deliver or cause to be executed and delivered in the name of Albemarle First such deeds and other instruments and take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or confirm of record or otherwise to the Surviving Corporation title to and possession of all of the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Albemarle First.

Section 1.4

Directors.  From and after the Effective Time of the Merger, the directors of the Surviving Corporation shall be those persons serving as directors of Rockingham Heritage immediately prior to the Effective Time of the Merger, together with Thomas M. Boyd, Jr. and two additional members who shall be designated by Rockingham Heritage and Albemarle First, at or prior to the Effective Time of the Merger.  Thomas M. Boyd, Jr. also shall be appointed to the board of directors of Premier at the Effective Time of the Merger.

Section 1.5

Officers.  Rockingham Heritage has entered into employment agreements with Thomas M. Boyd, Jr. and A. Preston Moore, Jr., in the forms attached hereto as Exhibits B and C, respectively, which will become effective at the Effective Time of the Merger.

ARTICLE 2

BASIS AND MANNER OF CONVERSION; MANNER OF EXCHANGE

Section 2.1

Conversion of Albemarle First Shares.  At the Effective Time, by virtue of the Merger and without any action on the part of a holder of Albemarle First Shares:

(a)

Each Premier Share that is issued and outstanding at the Effective Time shall remain issued and outstanding and shall remain unchanged by the Merger.

(b)

Subject to Sections 2.1(c), 2.2, 2.3, 2.5 and 2.6, each Albemarle First Share issued and outstanding immediately before the Effective Time shall be converted into, and shall be canceled in exchange for, the right to receive, at the election of the holder thereof:

(i)

a fraction of a Premier Share equal to “A” divided by “B” where “A” shall equal $15.80 and where “B” shall equal the Premier Average Price (the “Exchange Ratio”); provided, however, that if the Premier Average Price is greater than $24.20, the Exchange Ratio shall be fixed at 0.6529 and if the Premier Average Price is less than $18.20, the Exchange Ratio shall be fixed at 0.8681 (the “Per Share Stock Consideration”); or

(ii)

cash in the amount of $15.80 (the “Per Share Cash Consideration”).

(c)

Notwithstanding anything in this Agreement to the contrary, the aggregate amount of cash to be issued to shareholders of Albemarle First in the Merger shall not exceed the Maximum Cash Consideration and shall not be less than the Minimum Cash Consideration; provided, however, Premier, in its sole and absolute discretion, shall have the right to increase the number of Albemarle First Shares exchanged for the Per Share Cash Consideration, so long as the total Per Share Cash Consideration does not exceed the Maximum Cash Consideration.

Section 2.2

Election Procedures.

(a)

Premier shall designate Registrar and Transfer Company, Cranford, New Jersey (or such other company as Premier and Albemarle First may mutually agree), to act as the exchange agent (the “Exchange Agent”) for purposes of conducting the election procedure and the exchange procedure described in this Article 2.  Provided that Albemarle First has delivered, or caused to be delivered, to the Exchange Agent all information that is necessary for the Exchange Agent to perform its obligations as specified herein, the Exchange Agent shall, (i) provide to Albemarle First contemporaneously with the mailing of the Proxy Statement an election form (the “Election Form”), and (ii) no later than five (5) business days after the Effective Time, mail or make available to each holder of record of Albemarle First Shares a notice and letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Albemarle First Shares shall pass, only upon proper delivery of the certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates in exchange for the consideration set forth in Section 2.1(b) hereof.

(b)

Each Election Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) to make one of the following elections:

(i)

to elect to receive Premier Shares with respect to some or all of such holder’s Albemarle First Shares (the “Stock Election Shares”);

(ii)

to elect to receive cash with respect to some or all of such holder’s Albemarle First Shares (the “Cash Election Shares”); or

(iii)

to indicate that such holder makes no such election with respect to such holder’s shares of Albemarle First Shares (the “No-Election Shares”).

(c)

Nominee record holders who hold Albemarle First Shares on behalf of multiple beneficial owners shall indicate how many of the shares held by them are Stock Election Shares, Cash Election Shares, and No-Election Shares.  If a shareholder either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes an Election Form prior to the Election Deadline and does not resubmit a properly completed Election Form prior to the Election Deadline, the shares of Albemarle First Shares held by such shareholder shall be designated No-Election Shares.

(d)

The term “Election Deadline” shall mean 5:00 p.m., Eastern Time, on the 30th day following but not including the date of mailing of the Election Form or such other date as Premier and Albemarle First shall mutually agree upon.

(e)

Any election to receive Premier Shares or cash or a combination thereof shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline.  Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such written notice is actually received by the Exchange Agent at or prior to the Election Deadline.  The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received, whether any such election, modification or revocation has been properly made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.  Neither Premier nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

Section 2.3

Allocation of Shares.

(a)

Within five (5) business days after the Closing, the Exchange Agent, as directed by Premier, shall effect the allocation among holders of Albemarle First Shares of rights to receive Premier Shares or cash in accordance with the Election Forms as follows.

(b)

If the number of Cash Election Shares times the Per Share Cash Consideration is greater than the Maximum Cash Consideration, then:

(i)

all Stock Election Shares and all No-Election Shares shall be converted into the right to receive Premier Shares;

(ii)

the Exchange Agent shall convert on a pro rata basis as described below in Section 2.3(d) a sufficient number of Cash Election Shares (“Reallocated Stock Shares”) such that the number of remaining Cash Election Shares times the Per Share Cash Consideration equals the Maximum Cash Consideration, and all Reallocated Stock Shares shall be converted into the right to receive Premier Shares; and

(iii)

the Cash Election Shares that are not Reallocated Stock Shares shall be converted into the right to receive cash.

(c)

If the number of Cash Election Shares times the Per Share Cash Consideration is less than the Minimum Cash Consideration, then:

(i)

all Cash Election Shares shall be converted into the right to receive cash;

(ii)

No-Election Shares shall then be deemed to be Cash Election Shares to the extent necessary to have the total number of Cash Election Shares times the Per Share Cash Consideration equal the Minimum Cash Consideration.  If less than all of the No-Election Shares need to be treated as Cash Election Shares, then the Exchange Agent shall select which No-Election Shares shall be treated as Cash Election Shares in such manner as the Exchange Agent shall determine, and all remaining No-Election Shares shall thereafter be treated as Stock Election Shares;

(iii)

If all of the No-Election Shares are treated as Cash Election Shares under the preceding subsection and the total number of Cash Election Shares times the Per Share Cash Consideration is less than the Minimum Cash Consideration, then the Exchange Agent shall convert on a pro rata basis as described below in Section 2.3(d) a sufficient number of Stock Election Shares into Cash Election Shares (“Reallocated Cash Shares”) such that the sum of the number of Cash Election Shares plus the number of Reallocated Cash Shares times the Per Share Cash Consideration equals the Minimum Cash Consideration, and all Reallocated Cash Shares will be converted into the right to receive cash; and

(iv)

the Stock Election Shares that are not Reallocated Cash Shares shall be converted into the right to receive Premier Shares.

(d)

In the event the Exchange Agent is required pursuant to Section 2.3(b) to convert some Cash Election Shares into Reallocated Stock Shares, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Reallocated Stock Shares.  In the event that the Exchange Agent is required pursuant to Section 2.3(c) to convert some Stock Election

Shares into Reallocated Cash Shares, each holder of Stock Election Shares shall be allocated a pro rata portion of the total Reallocated Cash Shares.

Section 2.4

Exchange Procedures.

(a)

After completion of the allocation referred to paragraphs (b) and (c) of Section 2.3, each holder of an outstanding certificate representing shares of Albemarle First Shares prior to the Effective Date (a “Albemarle First Certificate”) who has surrendered such Albemarle First Certificate to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of whole Premier Shares and/or the amount of cash into which the aggregate number of shares of Albemarle First Shares previously represented by such Albemarle First Certificate(s) surrendered shall have been converted pursuant to this Agreement and, if such holder’s shares of Albemarle First Shares have been converted into Premier Shares, any other distribution on Premier Shares issuable in the Merger with a record date after the Effective Date, in each case without interest.  The Exchange Agent shall accept such Albemarle First Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to affect an orderly exchange thereof in accordance with normal exchange practices.  Each Albemarle First Certificate that is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of Premier Shares or the right to receive the amount of cash into which such Albemarle First Shares shall have been converted.  No dividends that have been declared by Premier will be remitted to any person entitled to receive Premier Shares under Section 2.3 until such person surrenders the Albemarle First Certificate(s) representing Albemarle First Shares, at which time such dividends shall be remitted to such person, without interest.

(b)

The Exchange Agent and Premier shall not be obligated to deliver cash and/or a certificate or certificates representing Premier Shares to which a holder of Albemarle First Shares would otherwise be entitled as a result of the Merger until such holder surrenders the Albemarle First Certificate(s) representing the shares of Albemarle First for exchange as provided in this Section 2.4, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by Premier.

(c)

Notwithstanding anything in this Agreement to the contrary, Albemarle First Certificates surrendered for exchange by an Albemarle First affiliate shall not be exchanged for certificates representing Premier Shares to which such Albemarle First affiliate may be entitled pursuant to the terms of this Agreement until Premier has received a written agreement from such person as specified in Section 5.7.

Section 2.5

No Fractional Securities.  No certificates or scrip representing fractional Premier Shares shall be issued upon the surrender for exchange of Albemarle First Certificates, and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of Premier Shares.  A holder of shares of Albemarle First Shares converted in the Merger who would otherwise have been entitled to a fractional Premier Share shall be entitled to receive a cash payment (without interest) in lieu of such fractional share in an amount determined by multiplying (i) the fractional share interest to which such holder would otherwise be entitled by (ii) the Per Share Cash Consideration.

Section 2.6

Certain Adjustments.  If, after the date hereof and on or prior to the Effective Time, the outstanding shares of Albemarle First Shares shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon with a record date within such period, or any similar event shall occur, the Merger Consideration will be adjusted accordingly to provide to the holders of Albemarle First Shares, respectively, the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event.  In the event that the sum of (i) the number of shares of Albemarle First Shares presented for exchange pursuant to Section 2.2 and Section 2.4 or otherwise issued and outstanding at the Effective Time, and (ii) the number of shares of Albemarle First Shares issuable upon the exercise of options or warrants (whether pursuant to Albemarle First Stock Options or otherwise) as of the Effective Time, shall be greater than the sum of (x) the number of shares of Albemarle First Shares represented in Section 3.2 as being outstanding as of the date hereof, and (y) the number of shares of Albemarle First Shares issuable upon the exercise of Albemarle First Stock Options and warrants represented in Section 3.2 as being outstanding as of the date hereof, then the per share Merger Consideration shall be appropriately and proportionately decreased to take into account such additional issued and outstanding, and issuable shares of Albemarle First Shares.

Section 2.7

Albemarle First Stock Options.  From and after the Effective Time, all options granted under the Albemarle First Bank 1999 Stock Option Plan to purchase Albemarle First Shares (each, an “Albemarle First Stock Option”), that are then outstanding and unexercised, shall be converted into and become options to purchase Premier Shares, and Premier shall assume each such Albemarle First Stock Option in accordance with the terms of the plan and agreement by which it is evidenced; provided, however, that from and after the Effective Time (i) each such Albemarle First Stock Option assumed by Premier may be exercised solely to purchase Premier Shares; (ii) the number of Premier Shares purchasable upon exercise of such Albemarle First Stock Option shall be equal to the number of shares of Albemarle First Shares that were purchasable under such Albemarle First Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounding down to the nearest whole share, and (iii) the per share exercise price under each such Albemarle First Stock Option shall be adjusted by dividing the per share exercise price of each such Albemarle First Stock Option by the Exchange Ratio, and rounding up to the nearest cent.  The terms of each Albemarle First Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to Premier Shares on or subsequent to the Effective Time.  The adjustment provided in this Section 2.7 with respect to any Albemarle First Stock Options (whether or not “incentive stock options” (as defined in Section 422 of the Code)) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code and, to the extent it is not so consistent, the provisions of such Section 424(a) of the Code shall override anything to the contrary contained herein.

Section 2.8

Laws of Escheat.  If any of the consideration due or other payments to be paid or delivered to the holders of Albemarle First Shares is not paid or delivered within the time period specified by any applicable laws concerning abandoned property, escheat or similar laws, and if such failure to pay or deliver such consideration occurs or arises out of the fact that such property is not claimed by the proper owner thereof, Premier or the Exchange Agent shall be entitled to dispose of any such consideration or other payments in accordance with applicable laws concerning abandoned property, escheat or similar laws.  Any other provision of this Agreement notwithstanding, none of Albemarle First, Premier, Rockingham Heritage, the Exchange Agent, nor any other Person acting on their behalf shall be liable to a holder of Albemarle First Shares for any amount paid or property delivered in good faith to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF ALBEMARLE FIRST

Albemarle First hereby represents and warrants to Rockingham Heritage and Premier as follows as of the date hereof and as of all times up to and including the Effective Time of the Merger (except as otherwise provided):

Section 3.1

Corporate Organization.

(a)

Albemarle First is a Virginia banking corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia.  Albemarle First has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as such business is now being conducted, and Albemarle First is duly licensed or qualified to do business in Virginia and in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets leased by it makes such licensing or qualification necessary.  True and correct copies of the Articles of Incorporation and the Bylaws of Albemarle First, each as amended to the date hereof, have been delivered to Premier.

(b)

Albemarle First has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted.

(c)

Albemarle First does not own any capital stock of any Person, or have any interest in any partnership or joint venture except as set forth in Disclosure Schedule 3.1(c).  Disclosure Schedule 3.1(c) lists the owner(s) and percentage ownership of each subsidiary, partnership or joint venture disclosed thereon.

(d)

The minute books of Albemarle First contain complete and accurate records in all material respects of all meetings and other corporate actions held or taken by their respective shareholders and Boards of Directors (including all committees thereof).

Section 3.2

Capitalization.  (a) The authorized capital stock of Albemarle First consists of 3,000,000 Albemarle First Shares, of which 1,751,619 Albemarle First Shares are issued and outstanding as of the date hereof (none of which is held in the treasury of Albemarle First ).  All of the issued and outstanding Albemarle First Shares have been duly authorized and validly issued and all such shares are fully paid and nonassessable.  As of the date hereof, there are no outstanding options, warrants, commitments, or other rights or instruments to purchase or acquire any Albemarle First Shares, or any securities or rights convertible into or exchangeable for Albemarle First Shares, except for warrants to purchase 97,658 Albemarle First Shares and options to purchase 95,500 Albemarle First Shares (which are described in more detail in Disclosure Schedule 3.2).

Section 3.3

Financial Statements; Filings. (a)

The financial statements of Albemarle First as of and for the years ended December 31, 2002, December 31, 2003, and December 31, 2004, and for each subsequent calendar quarter (or other reporting period) or year of Albemarle First (the “Financial Statements of Albemarle First”) and the Call Reports of Albemarle First as of and for each of the three (3) fiscal years ended immediately prior to this Agreement and for the periods after the end of the most recent fiscal year (the “Call Reports of Albemarle First”), have been or will be prepared in all material respects in accordance with generally accepted accounting principles or regulatory accounting principles, whichever is applicable, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of Albemarle First have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions.  Each of the Financial Statements of Albemarle First and each of the Call Reports of Albemarle First (including the related notes, where applicable) fairly present or will fairly present the financial position of Albemarle First, as applicable, as of the respective dates thereof and fairly present or will fairly present the results of operations of Albemarle First, as applicable, for the respective periods therein set forth, subject to normal year end audit adjustments in amounts consistent with past experience in the case of unaudited statements.

(b)

Albemarle First has delivered or made available to Premier all reports and filings made or required to be made by Albemarle First with the Regulatory Authorities, and will from time to time hereafter furnish, upon filing or furnishing the same to the Regulatory Authorities, all such reports and filings made after the date hereof with the Regulatory Authorities.  As of the respective dates of such reports and filings, all such reports and filings did not and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)

Except as set forth in Disclosure Schedule 3.3(c), since September 30, 2005, Albemarle First has not incurred any obligation or liability (contingent or otherwise), except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of Albemarle First  or the Call Reports of Albemarle First, or reflected in the notes thereto, or (ii) which were incurred after September 30, 2005, in the ordinary course of business consistent with past practices.  Since September 30, 2005, Albemarle First has not incurred or paid any obligation or liability which would be material to the Condition of Albemarle First, except as may have been incurred or paid in the ordinary course of business, consistent with past practices.

Section 3.4

Loan Portfolio; Reserves.  Except as set forth in Disclosure Schedule 3.4 and except for any changes hereafter made to the hereinafter described allowances or reserves pursuant to this Agreement, (i) all evidences of indebtedness reflected as assets in the Financial Statements of Albemarle First and the Call Reports of Albemarle First as of September 30, 2005 were as of such dates in all material respects the binding obligations of the respective obligors named therein in accordance with their respective terms, and were not subject to any defenses, setoffs, or counterclaims, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity; (ii) the allowances for possible loan losses shown on the Financial Statements of Albemarle First and the Call Reports of Albemarle First as of September 30, 2005  were, and the allowance for possible loan losses to be shown on the Financial Statements of Albemarle First, and the Call Reports Albemarle First as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for possible losses, net of recoveries relating to loans previously charged off, in respect of loans outstanding (including accrued interest receivable) of Albemarle First and other extensions of credit (including letters of credit or commitments to make loans or extend credit); (iii) the reserve for losses with respect to other real estate owned (“OREO Reserve”) shown on the Financial Statements of Albemarle First, and the Call Reports of Albemarle First as of  September 30, 2005 were, and the OREO Reserve to be shown on the Financial Statements of Albemarle First and the Call Reports of Albemarle First as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for losses relating to the other real estate owned portfolio of Albemarle First as of the dates thereof; (iv) the  reserve for losses in respect of litigation (“Litigation Reserve”) shown on the Financial Statements of Albemarle First, and the Call Reports of Albemarle First as of September 30, 2005 were, and the Litigation Reserve to be shown on the Financial Statements of Albemarle First and the Call Reports of Albemarle First as of any date subsequent to the execution of this Agreement will be, as of such dates, adequate to provide for losses relating to or arising out of all pending or threatened litigation applicable to Albemarle First, as of the dates thereof, (v) each such allowance or reserve described above has been established in accordance with the accounting principles described in Section 3.3(a) and applicable regulatory requirements and guidelines, provided that this Section 3.4 shall be interpreted on the understanding that such allowances and reserves involve the use of estimates and the mere fact that subsequent losses exceed an allowance or reserve shall not be conclusive evidence that such an allowance or reserve was inadequate when established.

Section 3.5

Certain Loans and Related Matters.  Except as set forth in Disclosure Schedule 3.5, Albemarle First is not a party to any written or oral: (i) loan agreement, note or borrowing arrangement, under the terms of which the obligor is sixty (60) days delinquent in payment of principal or interest or to the knowledge of Albemarle First in default of any other provision as of the date hereof; (ii) loan agreement, note or borrowing arrangement which has been classified or, in the exercise of reasonable diligence by Albemarle First or any Regulatory Authority, should have been classified by any bank examiner (whether regulatory or internal) as “substandard,” “doubtful,” “loss,” “other loans especially mentioned”, “other assets especially mentioned”, “special mention”, “credit risk assets”, “classified”, “criticized”, “watch list”,

“concerned loans” or any comparable classifications by such persons; (iii) loan agreement, note or borrowing arrangement, including any loan guaranty, with any director or executive officer of Albemarle First or any five percent (5%) shareholder of Albemarle First or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; or (iv) loan agreement, note or borrowing arrangement in violation of any law, regulation or rule applicable to Albemarle First including, but not limited to, those promulgated, interpreted or enforced by any Regulatory Authority.

Section 3.6

Authority; No Violation.  (a) Albemarle First has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of the shareholders of Albemarle First and to the receipt of the Consents of the Regulatory Authorities, to consummate the transactions contemplated hereby. The Board of Directors of Albemarle First has duly and validly approved this Agreement and the transactions contemplated hereby, has authorized the execution and delivery of this Agreement, has directed that this Agreement, the Plan of Merger and the transactions contemplated hereby be submitted to Albemarle First 's shareholders for approval at a meeting of such shareholders and, except for the adoption of such Agreement by its shareholders, no other corporate proceeding on the part of Albemarle First is necessary to consummate the transactions so contemplated. This Agreement, when duly and validly executed by Albemarle First and delivered by Albemarle First (and assuming due authorization, execution and delivery by Premier and Rockingham Heritage), will constitute a valid and binding obligation of Albemarle First and will be enforceable against Albemarle First in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

(b)

Except as set forth in Disclosure Schedule 3.6(b), neither the execution and delivery of this Agreement by Albemarle First nor the consummation by Albemarle First of the transactions contemplated hereby, nor compliance by Albemarle First with any of the terms or provisions hereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of Albemarle First, (ii) assuming that the Consents of the Regulatory Authorities and approvals referred to herein are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Albemarle First or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Albemarle First under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which Albemarle First is a party, or by which any of them or any of their respective properties or assets may be bound or affected.

Section 3.7

Consents and Approvals.  Except for (i) the approval of the shareholders of Albemarle First pursuant to the proxy statement of Albemarle First relating to the meeting of the shareholders of Albemarle First at which the Merger is to be considered (the “Proxy

Statement”); (ii) the Consents of the Regulatory Authorities; (iii) the filing of Articles of Merger (with the Plan of Merger substantially in the form of Exhibit A) with the Commonwealth of Virginia; and (iv) as set forth in Disclosure Schedule 3.7, no Consents of any person are necessary in connection with the execution and delivery by Albemarle First of this Agreement, and the consummation by Albemarle First of the Merger and the other transactions contemplated hereby.

Section 3.8

Broker's Fees.  Except for Anderson & Strudwick, whose engagement letter is attached as Disclosure Schedule 3.8, neither Albemarle First, nor any of its officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

Section 3.9

Absence of Certain Changes or Events.  Since September 30, 2005, there has not been (i) any declaration, payment or setting aside of any dividend or distribution (whether in cash, stock or property) in respect of Albemarle First Shares or (ii) any change or any event involving a prospective change in the Condition of Albemarle First or a combination of any such change(s) and any such event(s) which has had, or is reasonably likely to have, a Material Adverse Effect on the Condition of Albemarle First, including, without limitation any change in the administration or supervisory standing or rating of Albemarle First with any Regulatory Authority, and no fact or condition exists as of the date hereof which might reasonably be expected to cause any such event or change in the future.

Section 3.10

Legal Proceedings; Etc.  Except as set forth in Disclosure Schedule 3.10, Albemarle First is not a party to any, and there are no pending or, to the knowledge of Albemarle First, threatened, judicial, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations against Albemarle First challenging the validity of the transactions contemplated by this Agreement and, to the knowledge of Albemarle First as of the date hereof, there is no proceeding, claim, action or governmental investigation against Albemarle First; no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator is outstanding against Albemarle First; there is no default by Albemarle First under any contract or agreement to which Albemarle First is a party; and Albemarle First is not a party to any agreement, order or memorandum in writing by or with any Regulatory Authority restricting the operations of Albemarle First and Albemarle First has not been advised by  any Regulatory Authority that any such Regulatory Authority is contemplating issuing or requesting the issuance of any such order or memorandum in the future.

Section 3.11

Taxes and Tax Returns.  (a)

Albemarle First has made available to Premier copies of the federal, state and local income tax returns of Albemarle First for the years 2002, 2003 and 2004 and all schedules and exhibits thereto, and such returns have not been examined by the Internal Revenue Service or any other taxing authority.  Except as reflected in Disclosure Schedule 3.11, Albemarle First has duly filed (or obtained extensions to file) in correct form in all material respects all federal, state and local information returns and tax returns required to be filed on or prior to the date hereof, and Albemarle First has duly paid or made provision in accordance with generally accepted accounting principles for all taxes which are owed by it to any federal, state or local taxing authorities, whether or not reflected in such returns (including, without limitation, those owed in respect of the properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls of Albemarle First), other than taxes and other charges which (i) are not yet delinquent or are being contested in good faith or (ii) have not been finally determined.  The amounts set forth as liabilities for taxes on the Financial Statements of Albemarle First, and the Call Reports of Albemarle First have been computed in accordance with generally accepted accounting principles.  Albemarle First is not responsible for the taxes of any other person under Treasury Regulation 1.1502-6 or any similar provision of federal, state or foreign law.

(b)

Except as disclosed in Disclosure Schedule 3.11, Albemarle First, has not executed an extension or waiver of any statute of limitations on the assessment or collection of any federal, state or local taxes due that is currently in effect, and deferred taxes of Albemarle First have been provided for in the Financial Statements of Albemarle First in accordance with generally accepted accounting principles.

(c)

Except as disclosed in Disclosure Schedule 3.11, Albemarle First has not made any payment, is not obligated to make any payment or is not a party to any contract, agreement or other arrangement that could obligate it to make any payment that would be disallowed as a deduction under Section 280G or 162(m) of the Code.

(d)

There has not been an ownership change, as defined in Section 382(g) of the Code, of Albemarle First that occurred during or after any taxable period in which Albemarle First incurred an operating loss that carries over to any taxable period ending after the fiscal year of Albemarle First immediately preceding the date of this Agreement.

(e)

(i) Proper and accurate amounts have been withheld by Albemarle First from its employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of all applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (ii) federal, state and local returns have been filed by Albemarle First for all periods for which returns were due with respect to withholding, Social Security and unemployment taxes or charges due to any federal, state or local taxing authority and (iii) the amounts shown on such returns to be due and payable have been paid in full or provision therefor has been included by Albemarle First in the Financial Statements of Albemarle First in accordance with generally accepted accounting principles.

(f)

In the past five years, Albemarle First has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code §355 or Code §361.

(g)

Albemarle First has no Knowledge that any authority intends to assess any additional taxes for any period for which tax returns have been filed. No foreign, federal, state, or local tax audits or administrative or judicial tax proceedings are pending or being conducted with respect to Albemarle First or any of its Subsidiaries.  Albemarle First has not received from any foreign, federal, state, or local taxing authority (including jurisdictions where Albemarle or its

Subsidiaries have not filed tax returns) any (i) notice indicating an intent to open an audit or other review, or (ii) notice of deficiency or proposed adjustment for any amount of tax proposed, asserted, or assessed by any taxing authority against Albemarle First.

(h)

Albemarle First will not be required to include any item of income in, or exclude any item of deduction from, its computation of taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) "closing agreement" as described in Code §7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) installment sale or open transaction disposition made on or prior to the Closing Date; or (D) prepaid amount received on or prior to the Closing Date, except to the extent any such item is taken into account in its Financial Statements.

(i)

Albemarle First has not engaged in a “reportable transaction” as defined in Section 1.6011-4(b) of the Treasury Regulations.

Section 3.12

Employee Benefit Plans.  (a) Albemarle First does not have or maintain any “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), except as described in Disclosure Schedule 3.12(a).  Albemarle First has, with respect to each such plan, delivered to Premier true and complete copies of: (i) all current plan texts and agreements and related trust agreements or annuity contracts and any amendments thereto; (ii) all summary plan descriptions and material employee communications; (iii) the Form 5500 filed in each of the most recent three plan years (including all schedules thereto and the opinions of independent accountants); (iv) the most recent actuarial valuation (if any); (v) the most recent annual and periodic accounting of plan assets; (vi) if the plan is intended to qualify under Section 401(a) or 403(a) of the Code, the most recent determination letter received from the Internal Revenue Service; and (vii) all material communications with any governmental entity or agency (including, without limitation, the Department of Labor, Internal Revenue Service and the Pension Benefit Guaranty Corporation (“PBGC”)) since January 1, 2002.

(b)

Albemarle First (and any pension plan maintained by it) has not incurred any liability to the PBGC or the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Code, except liabilities to the PBGC pursuant to Section 4007 of ERISA, all which have been fully paid.  No reportable event under Section 4043(b) of ERISA (including events waived by PBGC regulation) has occurred with respect to any such pension plan.

(c)

Albemarle First has not incurred any material liability under Section 4201 of ERISA for a complete or partial withdrawal from, or agreed to participate in, any multi-employer plan as such term is defined in Section 3(37) of ERISA.

(d)

All “employee benefit plans,” as defined in Section 3(3) of ERISA, that are maintained by Albemarle First comply, in all material respects, with the applicable provisions of ERISA and the Code that are applicable, or intended to be applicable, including, but not limited to, COBRA, HIPAA and any applicable, similar state law, to such “employee benefit plans.”  Albemarle First does not have any material liability under any such plan that is not reflected in the Financial Statements of Albemarle First.

For purposes of this Agreement, “COBRA” means the provision of Section 4980B of the Code and the regulations thereunder, and Part 6 of the Subtitle B of title I of ERISA and any regulations thereunder, and “HIPAA” means the provisions of the Code and ERISA as enacted by the Health Insurance Portability and Accountability Act of 1996.

(e)

No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any employee benefit plan maintained by Albemarle First.

(f)

No employee benefit plan which is a defined benefit pension plan has any “unfunded current liability,” as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan exceeds the plan’s “benefit liabilities,” as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

(g)

Except as described in Disclosure Schedule 3.12(g), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any officer or employee of Albemarle First under any benefit plan or otherwise, (ii) materially increase any benefits otherwise payable under any benefit plan or (iii) result in any acceleration of the time of payment or vesting of any such benefits to any material extent.

(h)

No employee benefit plan is a multiemployer plan as defined in Section 414(f) of the Code or Section 3(37) or 4001(a)(31) of ERISA.  Albemarle First has never been a party to or participant in a multiemployer plan.

(i)

There are no actions, liens, suits or claims pending or threatened (other than routine claims for benefits) with respect to any employee benefit plan or against the assets of any employee benefit plan.  No assets of Albemarle First are subject to any lien under Section 302(f) of ERISA or Section 412(n) of the Code.

(j)

Each employee benefit plan which is intended to qualify under Section 401(a) or 403(a) of the Code so qualifies and its related trust is exempt from taxation under Section 501(a) of the Code.  No event has occurred or circumstance exists that will or could give rise to a disqualification or loss of tax-exempt status of any such plan or trust.

(k)

Except as described in Disclosure Schedule 3.12(k), no employee benefit plan is a multiple employer plan within the meaning of Section 413(c) of the Code or Section 4063, 4064 or 4066 of ERISA, and no employee benefit plan is a multiple employer welfare arrangement as defined in Section 3(40) of ERISA.

(l)

Each employee pension benefit plan, as defined in Section 3(2) of ERISA , that is not qualified under Section 401(a) or 403(a) of the Code is exempt from Part 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.  Except as set forth in Disclosure Schedule 3.12(l), no assets of Albemarle First are allocated to or held in a “rabbi trust” or similar funding vehicle.

(m)

Except as set forth on Disclosure Schedule 3.12(m), no employee benefit plan provides benefits to any current or former employee of Albemarle First beyond retirement or other termination of service (other than coverage mandated by COBRA, the cost of which is fully paid by the current or former employee or his or her dependents). Any such plan may be amended or terminated at any time by unilateral action of Albemarle First.

Section 3.13

Title and Related Matters.  (a)  Except as set forth in Disclosure Schedule 3.13(a), Albemarle First has good title, and as to owned real property, has good and marketable title in fee simple absolute, to all assets and properties, real or personal, tangible or intangible, reflected as owned by or leased or subleased by or carried under its name on the Financial Statements of Albemarle First or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since September 30, 2005), free and clear of all liens, encumbrances, mortgages, security interests, restrictions, pledges or claims, except for (i) those liens, encumbrances, mortgages, security interests, restrictions, pledges or claims reflected in the Financial Statements of Albemarle First or incurred in the ordinary course of business after September 30, 2005 and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith.

(b)

Except as set forth in Disclosure Schedule 3.13(b), all agreements pursuant to which Albemarle First leases, subleases or licenses material real or material personal properties from others are valid, binding and enforceable in accordance with their respective terms, and there is not, under any of such leases or licenses, any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or nonperformance.  Except as set forth in Disclosure Schedule 3.13(b), Albemarle First has all right, title and interest as a lessee under the terms of each lease or sublease, free and clear of all liens, claims or encumbrances (other than the rights of the lessor) as of the Effective Time of the Merger, and shall have the right to transfer each lease or sublease pursuant to this Agreement.

(c)

Other than real estate that was acquired by foreclosure or voluntary deed in lieu of foreclosure (i) all of the buildings, structures and fixtures owned, leased or subleased by Albemarle First are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations, and (ii) all of the material personal properties owned, leased or subleased by Albemarle First are in good operating condition and repair, subject only to ordinary wear and tear and/or minor defects which do not interfere with the continued use thereof in the conduct of normal operations.

Section 3.14

Real Estate.  (a)  Disclosure Schedule 3.14(a) identifies and sets forth a complete legal description for each parcel of real estate or interest therein owned, leased or subleased by Albemarle First or in which Albemarle First has any ownership or leasehold interest.

(b)

Disclosure Schedule 3.14(b) lists or otherwise describes each and every written or oral lease or sublease, together with the current name, address and telephone number of the landlord or sublandlord and the landlord's property manager (if any), under which Albemarle First is the lessee of any real property and which relates in any manner to the operation of the businesses of Albemarle First.

(c)

Albemarle First has not violated, and is not currently in material violation of, any law, regulation or ordinance relating to the ownership or use of the real estate and real estate interests described in Disclosure Schedules 3.14(a) and 3.14(b) including, but not limited to any law, regulation or ordinance relating to zoning, building, occupancy, environmental or comparable   matter.

(d)

As to each parcel of real property owned or used by Albemarle First, Albemarle First has not received notice of any pending or, to the knowledge of Albemarle First, threatened condemnation proceedings, litigation proceedings or mechanic’s or materialmen's liens.

Section 3.15

Environmental Matters.

(a)

Each of Albemarle First, the Participation Facilities (as defined below), and the Loan Properties (as defined below) are, and have been, in compliance, and there are no present circumstances that would prevent or interfere with the continuation of such compliance with all applicable federal, state and local laws, including common law, rules, regulations and ordinances, and with all applicable decrees, orders and contractual obligations relating to pollution or the protection of the environment or the discharge of, or exposure to, Hazardous Materials (as defined below) in the environment or workplace.

(b)

There is no litigation pending or, to the knowledge of Albemarle First, threatened before any court, governmental agency or board or other forum in which Albemarle First or any Participation Facility has been or, with respect to threatened litigation, may be, named as defendant (i) for alleged noncompliance (including by any predecessor), with respect to any Environmental Law (as defined below) or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on or involving a site owned, leased or operated by Albemarle First or any Participation Facility.

(c)

There is no litigation pending or, to the knowledge of Albemarle First, threatened before any court, governmental agency or board or other forum in which any Loan Property (or Albemarle First in respect of such Loan Property) has been or, with respect to threatened litigation, may be, named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii)

relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on or involving a Loan Property.

(d)

To the knowledge of Albemarle First, there is no reasonable basis for any litigation of a type described in Sections 3.15(b) or 3.15(c) of this Agreement.

(e)

During the period of (i) ownership or operation by Albemarle First of any of its current properties, (ii) participation by Albemarle First in the management of any Participation Facility, or (iii) holding by Albemarle First of a security interest in any Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such properties.

(f)

Prior to the period of (i) ownership or operation by Albemarle First, (ii) participation by Albemarle First in the management of any Participation Facility, or (iii) holding by Albemarle First of a security interest in any Loan Property, to the knowledge of Albemarle First, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property.

(g)

Copies of any environmental reports in the possession of Albemarle First are described in Disclosure Schedule 3.15.

Section 3.16

Commitments and Contracts. (a) Except as set forth in Disclosure Schedule 3.16, Albemarle First is not a party or subject to any of the following (whether written or oral, express or implied):

(i)

Any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee, including in any such person's capacity as a consultant (other than those which either are terminable at will without any further amount being payable thereunder or as a result of such termination by Albemarle First);

(ii)

Any labor contract or agreement with any labor union;

(iii)

Any contract covenants which limit the ability of Albemarle First to compete in any line of business or which involve any restriction of the geographical area in which Albemarle First may carry on its businesses (other than as may be required by law or applicable regulatory authorities);

(iv)

Any lease (other than real estate leases described on Disclosure Schedule 3.14(b)) or other agreements or contracts with annual payments aggregating $10,000 or more; or

(v)

Any other contract or agreement which would be required to be disclosed in reports filed by Albemarle First with the SEC, the FRB, the Bureau of Financial

Institutions of the State Corporation Commission of the Commonwealth of Virginia or the FDIC and which has not been so disclosed.

(b)

Except as set forth in Disclosure Schedule 3.16(b), there is not, under any such agreement, lease or contract to which Albemarle First is a party, any existing default or event of default, or any event which with notice or lapse of time, or both, would constitute a default or force majeure, or provide the basis for any other claim of excusable delay or non-performance.

Section 3.17

Regulatory, Accounting and Tax Matters.  Albemarle First has not taken or agreed to take any action or has any knowledge of any fact or has agreed to any circumstance that would (i) materially impede or delay receipt of any Consents of any Regulatory Authorities referred to in this Agreement including, matters relating to the Community Reinvestment Act and protests thereunder, or (ii) prevent the transactions contemplated by this Agreement from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

Section 3.18

Registration Obligations.  Albemarle First is not under any obligation, contingent or otherwise, which will survive the Merger to register any of its securities under the Securities Act of 1933 or any state securities laws.

Section 3.19

Insurance.  Albemarle First is presently insured, and during each of the past three calendar years has been insured, for reasonable amounts against such risks as companies or institutions engaged in a similar business would, in accordance with good business practice, customarily be insured.  To the knowledge of Albemarle First, the policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Albemarle First provide adequate coverage against loss, and the fidelity bonds in effect as to which Albemarle First is named an insured are sufficient for their purpose.  Such policies of insurance are listed and described in Disclosure Schedule 3.19.

Section 3.20

Labor.  (a)  No work stoppage involving Albemarle First is pending as of the date hereof or, to the knowledge of Albemarle First, threatened.  Albemarle First is not involved in, or, to the knowledge of Albemarle First, threatened with or affected by, any proceeding asserting that Albemarle First has committed an unfair labor practice or any labor dispute, arbitration, lawsuit or administrative proceeding.  No union represents or claims to represent any employees of Albemarle First and, to the knowledge of Albemarle First, no labor union is attempting to organize employees of Albemarle First.

(b)

Albemarle First has made available to Premier a true and complete list of all employees of Albemarle First as of the date hereof, together with the employee position, title, salary and date of hire, and all information with respect to all benefit plans or policies, bonus arrangements, commissions, severance plans or policies, compensation arrangements or other benefits provided to such employees.

(c)

Albemarle First is in compliance in all material respects with all applicable laws and regulations relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration and the withholding of income taxes, unemployment compensation, workers compensation, employee privacy and right to know and social security contributions.

(d)

Except as set forth on Disclosure Schedule 3.20(d) hereto, there has not been, there is not presently pending or existing and, to the knowledge of Albemarle First,  there is not threatened any proceeding against or affecting Albemarle First relating to the alleged violation of any legal requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting Albemarle First.

Section 3.21

Compliance with Laws.  Albemarle First has conducted its business in material compliance with all applicable federal, foreign, state and local laws, regulations and orders, and is in material compliance with such laws, regulations and orders.  To its Knowledge, except as disclosed in Disclosure Schedule 3.21, Albemarle First:

(a)

is not in violation of any laws, orders or permits applicable to its business or the employees or agents or representatives conducting its business; and

(b)

has not received a notification or communication from any agency or department of any federal, state or local governmental authority or any Regulatory Authority or the staff thereof (i) asserting that Albemarle First is not in compliance with any laws or orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any permit, (iii) requiring Albemarle First to enter into any cease and desist order, formal agreement, commitment or memorandum of understanding, or to adopt any resolutions or similar undertakings, or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit in any manner, the operations of Albemarle First, including, without limitation, any restrictions on the payment of dividends, or that in any manner relates to such entity’s capital adequacy, credit policies, management or business.

Section 3.22

Transactions with Management.  Except for (a) deposits, all of which are on terms and conditions comparable to those made available to other customers of Albemarle First at the time such deposits were entered into, (b) the loans listed on Disclosure Schedule 3.5, (c) the agreements listed on Disclosure Schedule 3.16, (d) obligations under employee benefit plans of Albemarle First set forth in Disclosure Schedule 3.12 and (e) the items described on Disclosure Schedule 3.22 and any loans or deposit agreements entered into in the ordinary course with customers of Albemarle First, there are no contracts with or commitments to present or former stockholders who own or owned more than 1% of Albemarle First’s outstanding shares of common stock, directors, officers or employees involving the expenditure of more than $1,000 as to any one individual, including, with respect to any business directly or indirectly controlled by any such person, or $5,000 for all such contracts for commitments in the aggregate for all such individuals.

Section 3.23

Derivative Contracts.  Albemarle First is neither a party to nor has it agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or agreement, or any other contract or agreement which is a financial derivative contract (including various combinations thereof) (“Derivative Contracts”), except for those Derivative Contracts set forth in Disclosure Schedule 3.23.

Section 3.24

Deposits.  None of the deposits of Albemarle First are “brokered” deposits or are subject to any encumbrance, legal restraint or other legal process (other than garnishments, pledges, set off rights, escrow limitations and similar actions taken in the ordinary course of business), and no portion of such deposits represents a deposit of any affiliate of Albemarle First.

Section 3.25

Accounting Controls.  Albemarle First has devised and maintained systems of internal accounting control that are sufficient to provide reasonable assurances that:  (i) all material transactions are executed in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of Albemarle First; (ii) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied with respect to institutions such as Albemarle First or any other criteria applicable to such financial statements, and to maintain proper accountability for items therein; (iii) access to the material properties and assets of Albemarle First  is permitted only in accordance with general or specific authorization of the Board of Directors and the duly authorized executive officers of Albemarle First; and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate actions taken with respect to any differences; provided that Albemarle First makes no representation as to the results of a formal Sarbanes-Oxley Section 404 evaluation by its independent auditor.

Section 3.26

Proxy Materials.  None of the information relating to Albemarle First to be included in the Proxy Statement which is to be mailed to the shareholders of Albemarle First in connection with the solicitation of their approval of this Agreement will, at the time such Proxy Statement is mailed or at the time of the meeting of shareholders to which such Proxy Statement relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make a statement therein not false or misleading.  The legal responsibility for the contents of such Proxy Statement (other than information supplied by Premier and/or Rockingham Heritage concerning Premier and/or Rockingham Heritage) shall be and remain with Albemarle First.

Section 3.27

Deposit Insurance.  The deposit accounts of Albemarle First are insured by the FDIC in accordance with the provisions of the Federal Deposit Insurance Act (the “Act”); Albemarle First has paid all regular premiums and special assessments and filed all reports required under the Act.

Section 3.28

Intellectual Property.  Except as set forth in Disclosure Schedule 3.28, Albemarle First owns or possesses valid and binding licenses and other rights to use without additional payment all material patents, copyrights, trade secrets, trade names, servicemarks, trademarks, computer software and other intellectual property used in its businesses;  Albemarle First has not received any notice of conflict with respect thereto that asserts the right of others.

Section 3.29

Securities Laws Filings.  Since December 31, 2002, except as set forth in Disclosure Schedule 3.29, Albemarle First has filed all forms, reports and documents required to be filed by Albemarle First with the Board of Governors of the Federal Reserve System and under the Securities Exchange Act of 1934 (collectively, the “Albemarle First SEC Reports”).  The Albemarle First SEC Reports (i) at the time they were filed, complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (ii) did not at the time they were filed (or if amended or superseded by filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Albemarle First SEC Reports or necessary in order to make statements in Albemarle First SEC Reports, in light of the circumstances under which they were made, not misleading.

Section 3.30

Communications with Shareholders.  Disclosure Schedule 3.30 identifies and sets forth all correspondence between Albemarle First and its shareholders since April 1, 2005.

Section 3.31

Claims under Insurance Policies.    Except as previously disclosed to Premier, Albemarle First has no Knowledge of any pending or threatened claim under its directors and officers’ insurance policy or fidelity bond coverage.

Section 3.32

Untrue Statements and Omissions.  No representation or warranty contained in Article 3 of this Agreement or in the Disclosure Schedules contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF

PREMIER AND ROCKINGHAM HERITAGE

Premier and Rockingham Heritage hereby jointly and severally represent and warrant to Albemarle First as follows as of the date hereof and also on the Effective Time of the Merger (except as otherwise provided):

Section 4.1

Organization and Related Matters of Premier.  (a)  Premier is a corporation duly organized, validly existing and in good standing under the laws of Virginia.  Premier has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and Premier is licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by Premier, or the character or location of the properties and assets owned or leased by Premier makes such licensing or qualification necessary.  Premier is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.  True and correct copies of the Articles of Incorporation of Premier and the Bylaws of Premier, each as amended to the date hereof, have be en made available to Albemarle First.

(b)

Premier has in effect all federal, state, local and foreign governmental, regulatory and other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as now conducted, the absence of which, either individually or in the aggregate, would have a Material Adverse Effect on the Condition of Premier on a consolidated basis.

(c)

Rockingham Heritage and each of the other banking subsidiaries of Premier (“Banking Subsidiaries”) is a wholly-owned subsidiary of Premier, is in compliance in all material respects with all rules and regulations promulgated by any relevant Regulatory Authority, is an “insured bank” as defined in the Act and applicable regulations thereunder and its deposits are insured to the fullest extent allowed by law by the Bank Insurance Fund of the FDIC.

Section 4.2

Organization and Related Matters of Rockingham Heritage.  (a) Rockingham Heritage is a banking corporation duly organized, validly existing and in good standing under the laws of Virginia.  Rockingham Heritage has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, or as proposed to be conducted pursuant to this Agreement, and Rockingham Heritage is licensed or qualified to do business in each jurisdiction which the nature of the business conducted or to be conducted by Rockingham Heritage, or the character or location or the properties and assets owned or leased by Rockingham Heritage make such licensing or qualification necessary.  True and correct copies of the Certificate or Articles of Incorporation and Bylaws of Rockingham Heritage, as each may be amended to the date hereof, have been made available to Albemarle First.

(b)

Rockingham Heritage has in effect all federal, state, local and foreign governmental, regulatory or other authorizations, permits and licenses necessary for it to own or lease its properties and assets and to carry on its business as proposed to be conducted.

Section 4.3

Capitalization.  The authorized capital stock of Premier consists of 20,000,000 Premier shares, 4,955,648 shares of which are issued and outstanding, and 1,000,000 shares of preferred stock, no par value, none of which is issued and outstanding as of the date hereof.  All issued and outstanding Premier Shares have been duly authorized and validly issued, and all such shares are fully paid and nonassessable.

Section 4.4

Authorization.  The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby and in any related agreements, have been or, as of the Effective Time of the Merger, will have been duly authorized by the Boards of Directors of Premier and Rockingham Heritage, and no other corporate proceedings on the part of Premier or Rockingham Heritage are or will be necessary to authorize this Agreement and the transactions contemplated hereby.  This Agreement is the valid and binding obligation of Premier and Rockingham Heritage enforceable against each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.  Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any provision of the Articles of Incorporation or Bylaws of Premier or the Articles of Incorporation or Bylaws of Rockingham Heritage or, (ii) to Premier's or Rockingham Heritage’s knowledge and assuming that any necessary Consents of Regulatory Authorities are duly obtained, (A) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Premier or Rockingham Heritage under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which Premier or Rockingham Heritage is a party, or by which Premier or Rockingham Heritage or any of their respective properties or assets may be bound or affected, (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Premier or Rockingham Heritage or any of their respective material properties or assets, except for such conflicts, breaches or defaults as are set forth in Disclosure Schedule 4.4.

Section 4.5

Financial Statements, Condition and Reports.  (a)   Premier has made available to Albemarle First copies of the consolidated financial statements of Premier as of and for the years ended December 31, 2002, 2003 and 2004, and for the period ended September 30, 2005, and Premier will make available to Albemarle First, as soon as practicable following the preparation of additional consolidated financial statements for each subsequent calendar quarter or year of Premier, the consolidated financial statements of Premier as of and for such subsequent calendar quarter or year (such consolidated financial statements, unless otherwise indicated, being hereinafter referred to collectively as the “Financial Statements of Premier”).

(b)

Each of the Financial Statements of Premier (including the related notes) have been or will be prepared in all material respects in accordance with generally accepted accounting principles, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of Premier have been, are being, and will be maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only actual transactions.  Each of the Financial Statements of Premier (including the related notes) fairly presents or will fairly present the consolidated financial position of Premier as of the respective dates thereof and fairly presents or will fairly present the results of operations of Premier for the respective periods therein set forth.

(c)

Since September 30, 2005, Premier has not incurred any obligation or liability (contingent or otherwise) that has or might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Condition of Premier on a consolidated basis, except obligations and liabilities (i) which are accrued or reserved against in the Financial Statements of Premier or reflected in the notes thereto, and (ii) which were incurred after September 30, 2005 in the ordinary course of business consistent with past practices.  Since September 30, 2005, and except for the matters described in (i) and (ii) above, Premier has not incurred or paid any obligation or liability which would be material to the Condition of Premier on a consolidated basis.

(d)

Each of the consolidated reports of condition and income for the years ending December 31, 2004, 2003 and 2002 and for the quarters ending March 31, 2005, June 30, 2005 and September 30, 2005, that Rockingham Heritage and each of the other Bank Subsidiaries has filed with the appropriate Regulatory Authority, fairly present the financial position, results of operation, changes in stockholders equity and changes in cash flows, as the case may be of each such bank for the periods to which they relate, in each case in accordance with the FFIEC instructions applicable to such reports.

(e)

Since January 1, 2000, Premier, Rockingham Heritage each of the other Banking Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto, if any, that was required to be filed with (i) the Federal Reserve, (ii) the FDIC and (iii) any other Regulatory Authority with jurisdiction over Premier, Rockingham Heritage and each of the other Banking Subsidiaries, and have paid all fees and assessments due and payable in connection therewith.  As of their respective dates, each of such reports and documents, as amended, including any financial statements, exhibits and schedules thereto, complied with the relevant statutes, rules and regulations enforced or promulgated by the Regulatory Authorities with which they were filed, and did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)

Premier’s Annual Reports on Form 10-KSB for the fiscal years ended December 31, 2004, 2003 and 2002, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 2002 under the Securities Act of 1933 (“Securities Act”), or under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”), in the form filed or to be filed (collectively, the “SEC Documents”) with the Securities and Exchange Commission, as of the date filed, (A) complied or will comply in all material respects as to form with the application requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Copies of the SEC Documents have been made available to Albemarle First, to the extent not available on the SEC’s Electronic Data Gathering Analysis and Retrieval (“EDGAR”) system.

Section 4.6

Legal Proceedings, Etc.  Except as set forth on Disclosure Schedule 4.6 hereto, or as disclosed in any registration statement filed by Premier with the SEC and made available to Albemarle First hereunder, neither Premier nor any of its affiliates is a party to any, and there have been no pending, or, to the knowledge of Premier, threatened, legal, administrative, arbitral or other proceedings, claims, actions, causes of action or governmental investigations of any nature against Premier challenging the validity or propriety of the transactions contemplated by this Agreement or which would be required to be reported by Premier pursuant to Item 103 of Regulation S-K promulgated by the SEC.

Section 4.7

Regulatory Matters.  (i) Neither Premier, Rockingham Heritage nor any of the other Banking Subsidiaries or any of their properties is a party to or is subject to any cease and desist order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to or extraordinary supervisory letter from, any Regulatory Authority.  (ii) Neither Premier, Rockingham Heritage nor any of the other Banking Subsidiaries or any of their properties has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.  (iii) With the exception of routine investigation of consumer complaints, neither Premier nor Rockingham Heritage nor any of the other Banking Subsidiaries has been advised by any Regulatory Authority that it is or may be in violation of the Equal Credit Opportunity Act or the Fair Housing Act or any similar federal or state statute.  Rockingham Heritage Bank and each of the other Banking Subsidiaries received a Community Reinvestment Act rating of satisfactory or better in its most recent CRA examination.

Section 4.8

No Default.  Premier, Rockingham Heritage and each of the other Banking Subsidiaries are neither in default under nor in violation of any provision of their charter or articles of organization, bylaws, or any promissory note, indenture or any evidence of indebtedness or security therefor, contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

Section 4.9

Sarbanes-Oxley.  Premier is in compliance with the provisions of the Sarbanes-Oxley Act currently applicable to it, and the certifications provided and to be provided pursuant to Sections 302 and 906 thereof, and the management report on internal controls and related auditor attestation required by Sarbanes-Oxley Section 404, are accurate and the management report has not identified any material weakness.

Section 4.10

Tax Matters.  (i) Each of Premier, Rockingham Heritage and the other Banking Subsidiaries has timely filed all tax returns that it was required to file.  All such tax returns are true, correct, complete and accurate in all material respects and are prepared in compliance with all applicable laws and regulations.  All taxes owed by Premier, Rockingham Heritage and each of the other Banking Subsidiaries (whether or not shown or required to be shown on any tax return) have been paid or provision for such taxes has been made in accordance with generally accepted accounting principles..  Neither Premier, Rockingham Heritage nor any of the other Banking Subsidiaries currently is the beneficiary of any extension of time within which to file any tax return.  Neither Premier, Rockingham Heritage nor any of the other Banking Subsidiaries has any obligation to file tax returns in a jurisdiction where Premier, Rockingham Heritage or the other Banking Subsidiaries has not filed or has ceased filing tax returns.  There are no liens on any of the assets of Premier, Rockingham Heritage or any of the other Banking Subsidiaries (other than taxes not yet due and payable) that arose in connection with any failure (or alleged failure) to pay any tax.

Section 4.11

Consents and Approvals.  Except for (i) the Consents of the Regulatory Authorities; (ii) approval of this Agreement by the shareholder of Rockingham Heritage (which

Premier agrees to provide) and the shareholders of Albemarle First; (iii) filing of Articles of Merger with the Commonwealth of Virginia; and (iv) as disclosed in Disclosure Schedule 4.7, no consents or approvals by, or filings or registrations with, any third party or any public body, agency or authority are necessary in connection with the execution and delivery by Premier and Rockingham Heritage or, to the knowledge of Premier, by Albemarle First of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby.

Section 4.12

Proxy Materials.  None of the information relating solely to Premier or any Subsidiary to be included or incorporated by reference in the Proxy Statement which is to be mailed to the shareholders of Albemarle First in connection with the solicitation of their approval of this Agreement will, at the time such Proxy Statement is mailed or at the time of the meeting of shareholders of Albemarle First to which such Proxy Statement relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make a statement therein not false or misleading.  The legal responsibility for the contents of the information supplied by Premier and relating solely to Premier which is either included or incorporated by reference in the Proxy Statement shall be and remain with Premier.

Section 4.13

Accounting, Tax, Regulatory Matters.  Premier has no knowledge of any fact, will not take or agree to take any action, and has not agreed and will not agree to any circumstance that would (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368 of the Code, or (ii) materially impede or delay receipt of any Consent from any Regulatory Authority referred to in this Agreement.

Section 4.14

Untrue Statements and Omissions.  No representation or warranty contained in Article 4 of this Agreement or in the Disclosure Schedules of Premier or Rockingham Heritage contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.15

Financial Advisors.  No actions have been taken by Premier that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement, excluding the fee to be paid to Davenport & Co.

ARTICLE 5

COVENANTS AND AGREEMENTS

Section 5.1

Conduct of the Business of Albemarle First.  (a)   During the period from the date of this Agreement to the Effective Time of the Merger, Albemarle First shall, (i) conduct its business in the usual, regular and ordinary course consistent with past practice and prudent banking principles, (ii) use its reasonable best efforts to maintain and preserve intact for itself and for Premier its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees (except to the extent that the pending Merger encourages officers or employees to leave), (iii) renew its executive and organization liability insurance policy or, if such policy cannot be renewed, exercise its option to extend coverage under such policy for claims made after the end of the policy period, and (iv) except as required by law or regulation, take no action which would adversely affect or materially delay the ability of Albemarle First or Premier to obtain any Consent from any Regulatory Authority or other approvals required for the consummation of the transactions contemplated hereby or to perform its covenants and agreements under this Agreement.

(b)

During the period from the date of this Agreement to the Effective Time of the Merger, except as required by law or regulation, Albemarle First shall not without the prior written consent of Premier:

(i)

change, delete or add any provision of or to the Articles of Incorporation or Bylaws of Albemarle First;

(ii)

except for the issuance of Albemarle First Shares pursuant to the terms of the Albemarle First Options and Albemarle First Warrants, change the number of shares of the authorized, issued or outstanding capital stock of Albemarle First, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of Albemarle First, declare, set aside or pay any dividend or other distribution with respect to the outstanding capital stock of Albemarle First;

(iii)

incur any material liabilities or material obligations (other than deposit liabilities and short-term borrowings in the ordinary course of business), whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business consistent with past practice;

(iv)

make any capital expenditures individually in excess of $10,000, or in the aggregate in excess of $50,000 other than pursuant to binding commitments existing on December 14, 2005  and disclosed in Disclosure Schedule 5.1(b)(iv) and other than expenditures necessary to maintain existing assets in good repair;

(v)

except for residential real property owned by and reflected on the books of Albemarle First as of the date hereof, the sale of which will not result in a material loss, sell, transfer, convey or otherwise dispose of any real property (including “other real estate owned”) or interest therein, except for the sale of the Albemarle First operations center in Keswick, Virginia as long as the sale is at fair market value as reasonably determined by Albemarle First;

(vi)

except as disclosed in Disclosure Schedule 5.1(b)(vi), pay any bonuses to any executive officer except pursuant to the terms of an enforceable written employment agreement; enter into any new, or amend in any respect any existing, employment, consulting, non-competition or independent contractor agreement with any person; alter the terms of any existing incentive bonus or commission plan; adopt any new or amend in any material respect any existing employee benefit plan, except as may be required by law; grant any general increase in compensation to its employees as a class or to its officers except for non-executive officers in the ordinary course of business and consistent with past practices and policies or except in accordance with the terms of an enforceable written agreement; grant any material increase in fees or other increase in compensation or in other benefits to any of its directors; or effect any change in any material respect in retirement benefits to any class of employees or officers, except as required by law;

(vii)

enter into or extend any material agreement, lease or license relating to real property, personal property, data processing or bankcard functions;

(viii)

acquire the assets or equity securities of any Person or acquire direct or indirect control of any Person, other than in connection with (A) any internal reorganization or consolidation involving existing Albemarle First subsidiaries which has been approved in advance in writing by Premier or (B) foreclosures in the ordinary course of business;

(ix)

increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with Albemarle First’s past practices;

(x)

take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article 7 not being satisfied;

(xi)

purchase or otherwise acquire any investment securities for its own account having an average remaining life to maturity greater than one (1) year, or any asset-backed security, other than those issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or Home Loan Mortgage Corporation, or any Derivative Contract; or

(xii)

commence any cause of action or proceeding other than in accordance with past practice or settle any action, claim, arbitration, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry or other proceeding against Albemarle First for material money damages or restrictions upon any of their operations.

Section 5.2

Current Information.  During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment of this Agreement, Albemarle First will cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of Premier and to report the general status of the ongoing operations of Albemarle First.  Albemarle First will promptly notify Premier if it discovers that any of its representations or warranties in Article 3 were untrue on the date hereof or become untrue as the result of subsequent events and of any material change in the normal course of business or the operations or the properties of Albemarle First any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) affecting Albemarle First, the institution or the threat of material litigation, claims, threats or causes of action involving Albemarle First, and will keep Premier fully informed of such events.  Albemarle First will furnish to Premier, promptly after the preparation and/or receipt by Albemarle First thereof, copies of its unaudited periodic financial statements and call reports for the applicable periods then ended, and such financial statements and call reports shall, upon delivery to Premier, be treated, for purposes of Section 3.3 hereof, as among the Financial Statements of Albemarle First and the Call Reports of Albemarle First.

Section 5.3

Access to Properties; Personnel and Records.  (a) For so long as this Agreement shall remain in effect, Albemarle First shall permit Premier or its agents full access, during normal business hours and upon reasonable notice, to the properties of Albemarle First and shall disclose and make available (together with the right to copy) to Premier and to its internal auditors, loan review officers, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of Albemarle First, including all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory agency, examination reports, correspondence with regulatory or taxing authorities, documents relating to assets, titles, abstracts, appraisals, consultant's reports, plans affecting employees, securities transfer records and stockholder lists, and any other assets, business activities or prospects in which Premier may have a reasonable interest, and Albemarle First shall use its reasonable best efforts to provide Premier and its representatives access to the work papers of Albemarle First's accountants. During the period from the date of this Agreement to the Effective Time of the Merger, Albemarle First shall permit a Premier representative to attend Albemarle First Board and Loan Committee meetings for observation purposes only and not as a voting participant, except that such representative may not attend, unless otherwise permitted by Albemarle First, any portion of such meeting during which this Agreement and the transactions contemplated hereby are discussed or where litigation involving Albemarle First is being discussed and counsel for Albemarle First has advised Albemarle First that the presence of Premier representatives may jeopardize the attorney/client privilege.  Albemarle First shall not be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment, would violate any fiduciary obligations or duties of the officers or directors of Albemarle First or would violate any confidentiality agreement; provided that Albemarle First shall cooperate with Premier in seeking to obtain Consents from appropriate parties under whose rights or authority access is otherwise restricted.  The foregoing rights granted to Premier shall not, whether or not and regardless of the extent to which the same are exercised, affect the representations and warranties made in this Agreement by Albemarle First.

(b)

All information furnished by the parties hereto pursuant to this Agreement shall be treated as the sole property of the party providing such information until the consummation of the Merger contemplated hereby and, if such transaction shall not occur, the party receiving the information shall return to the party which furnished such information, all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes.  The obligation to keep such information confidential shall continue for five (5) years from the date the proposed transactions are abandoned but shall not apply to () any information which (A) the party receiving the information was already in possession of prior to disclosure thereof by the party furnishing the information, (B) was then available to the public, or (C) became available to the public through no fault of the party receiving the information; or () disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction or regulatory agency; provided, however, the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten (10) business days prior notice thereof so that such other party may seek a protective order or other appropriate remedy, and provided further, in the event such other party is unable to obtain a protective order or such other remedy, the party that is subject to such legal requirement shall furnish only that portion of such information which it is advised by counsel is legally required and shall use best efforts to insure that confidential treatment will be accorded such information.  Each party hereto acknowledges and agrees that a breach of any of their respective obligations under this Section 5.3 would cause the other irreparable harm for which there is no adequate remedy at law, and that, accordingly, each is entitled to injunctive and other equitable relief for the enforcement thereof in addition to damages or any other relief available at law.

Section 5.4

Approval of Albemarle First Shareholders.  Albemarle First will take all steps necessary under applicable laws to call, give notice of, convene and hold a meeting of its shareholders at such time as may be mutually agreed to by the parties for the purpose of approving this Agreement and the transactions contemplated hereby and for such other purposes consistent with the complete performance of this Agreement as may be necessary or desirable and the Board of Directors of Albemarle First will recommend to its shareholders the approval of this Agreement and the transactions contemplated hereby and Albemarle First will use its reasonable best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby; provided, however, that the Board of Directors of Albemarle First will not be obligated to hold such meeting, make any such recommendation or use its reasonable best efforts to obtain such approval if such actions are in the proper exercise of their fiduciary duties after consultation with legal counsel in connection with the consideration of a takeover proposal as permitted in Section 5.5.

Section 5.5

No Other Bids.  For as long as this Agreement is in effect, except with respect to this Agreement and the transactions contemplated hereby, neither Albemarle First nor any “affiliate” (as defined below) thereof, nor any investment banker, attorney, accountant or other representative (collectively, “representative”) retained by Albemarle First shall directly or indirectly initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, any “takeover proposal” (as defined below) by any other party.  Neither Albemarle First nor any affiliate or representative thereof shall furnish any non-public information that it is not legally obligated to furnish or negotiate or enter into any agreement or contract with respect to any takeover proposal, and shall direct and use its reasonable efforts to cause its affiliates or representatives not to engage in any of the foregoing, but Albemarle First may furnish such non-public information and negotiate and enter into an agreement or contract with respect to an unsolicited takeover proposal and communicate information about such a takeover proposal to its shareholders if in the proper exercise of their fiduciary duties after consultation with legal counsel, the Board of Directors of Albemarle First determines that such actions are in the best interests of Albemarle First and its shareholders.  Albemarle First shall promptly notify Premier orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction.  Albemarle First shall immediately cease and cause to be terminated as of the date of this Agreement any existing activities, discussions or negotiations with any other parties conducted heretofore with respect to any of the foregoing.  As used in this Section 5.5, an “affiliate” of Albemarle First means any executive officer or director of Albemarle First or direct or indirect beneficial owner of a 10% or greater equity or voting interest in Albemarle First.  As used in this Section 5.5, “takeover proposal” shall mean any proposal for a merger or other business combination involving Albemarle First or for the acquisition of a significant equity interest in Albemarle First or for the acquisition of a significant portion of the assets or liabilities of Albemarle First.

Section 5.6

Notice of Deadlines.  Disclosure Schedule 5.6 lists the deadlines for extensions or terminations of any material leases, agreements or licenses (including specifically real property leases and data processing agreements) to which Albemarle First is a party.

Section 5.7

Affiliates.  No later than thirty (30) days following the execution of this Agreement, Albemarle First shall deliver to Premier a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of Albemarle First, “affiliates” of Albemarle First for purposes of Rule 145 under the Securities Act of 1933.  In addition, Albemarle First shall use commercially reasonable best efforts to cause each Person who is identified as an “affiliate” in the letter referred to above to deliver to Premier not later than thirty (30) days prior to the Effective Time of the Merger, a written agreement substantially in the form of Exhibit 5.7 providing that such Person will not sell, pledge, transfer or otherwise dispose of Albemarle First Shares held by such Person, except as contemplated by such agreement or this Agreement, and will not sell, pledge, transfer or otherwise dispose of the Premier Shares to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the Securities Act of 1933, and the rules and regulations thereunder.  Premier shall not be required to maintain the effectiveness of the Registration Statement under the Securities Act of 1933 for the purposes of resale of Premier Shares by such persons.

Section 5.8

Maintenance of Properties.  Albemarle First will maintain its properties and assets in satisfactory condition and repair for the purposes for which they are intended, ordinary wear and tear excepted.

Section 5.9

Consents to Assign and Use Leased Premises; Extensions.  (a) With respect to the leases disclosed in Disclosure Schedule 3.14(b), Albemarle First will obtain all Consents necessary or appropriate to transfer and assign all right, title and interest of Albemarle First to Rockingham Heritage and to permit the use and operation of the leased premises by Rockingham Heritage.

(b)

At the election of Premier, with respect to each lease disclosed in Disclosure Schedule 3.14(b) that expires on or prior to December 31, 2006, Albemarle First shall take, or shall cause to be taken, all steps reasonably requested by Premier to negotiate extensions of such leases on such terms as are reasonably acceptable to Premier.

Section 5.10

Conforming Accounting and Reserve Policies.  At the request of Premier, Albemarle First shall immediately prior to Closing establish and take such reserves and accruals as Premier reasonably shall request to conform Albemarle First’s loan, accrual, reserve and other accounting policies to the policies of Rockingham Heritage, provided however, such requested conforming adjustment shall not be taken into account as having a Material Adverse Effect on Albemarle First and further provided that no adjustment will be made that does not conform to generally accepted accounting principles.  No adjustment shall violate any law, rule or regulation applicable to Albemarle First.

Section 5.11

Publicity.  Except as otherwise required by law or the rules of NASDAQ, so long as this Agreement is in effect, neither Premier nor Albemarle First shall, or shall permit any of their respective subsidiaries or Affiliates to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.  In the event such press release, public statement or public announcement is required by law, the announcing party will give the other party advance notice of such and provide a copy of the proposed release, statement or announcement to the other party.

Section 5.12

Fixed Asset Inventory.  At least thirty (30) days prior to the Effective Time of the Merger, Albemarle First shall take, or shall cause to be taken, an inventory of all fixed assets of Albemarle First, to verify the presence of all items listed on its depreciation schedules, and Albemarle First shall allow Premier representatives, at the election of Premier, to participate in or be present for such inventory and shall deliver to Premier copies of all records and reports produced in connection with such inventory.

Section 5.13

Warrant Cancellation.  Contemporaneously with the mailing of the Proxy Statement, Albemarle First agrees to send the notice permitted by Section 4.6 of the Warrant Agreement between Albemarle First and the Registrar and Transfer Company, dated October 26, 2001 (the “Warrant Agreement”).

ARTICLE 6

ADDITIONAL COVENANTS AND AGREEMENTS

Section 6.1

Best Efforts; Cooperation.  Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including attempting to obtain all necessary Consents, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement.

Section 6.2

Regulatory Matters.  (a)  As promptly as practicable following the execution and delivery of this Agreement, Premier and Albemarle First shall cause to be prepared and filed all required applications and filings with the Regulatory Authorities which are necessary or contemplated for the obtaining of the Consents of the Regulatory Authorities or consummation of the Merger.  Such applications and filings shall be in such form as may be prescribed by the respective government agencies and shall contain such information as they may require.  The parties hereto will cooperate with each other and use their best efforts to prepare and execute all necessary documentation, to effect all necessary or contemplated filings and to obtain all necessary or contemplated permits, consents, approvals, rulings and authorizations of government agencies and third parties which are necessary or contemplated to consummate the transactions contemplated by this Agreement, including, without limitation, those required or contemplated from the Regulatory Authorities, and the shareholders of Albemarle First.  Each of the parties shall have the right to review and approve in advance, which approval shall not be unreasonably withheld, any filing made with, or written material submitted to, any government agencies in connection with the transactions contemplated by this Agreement.

(b)

Each party hereto will furnish the other party with all information concerning itself, its Subsidiaries, directors, trustees, officers, shareholders and depositors, as applicable, and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of any such party to any governmental body in connection with the transactions, applications or filings contemplated by this Agreement.  Upon request, the parties hereto will promptly furnish each other with copies of written communications received by them or their respective Subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

Section 6.3

Other Matters.  The parties acknowledge that nothing in this Agreement shall be construed as constituting an employment agreement between Premier or any of its affiliates and any officer or employee of Albemarle First or an obligation on the part of Premier or any of its affiliates to employ any such officers or employees.

Section 6.4

Current Information.  During the period from the date of this Agreement to the Effective Time of the Merger or the time of termination or abandonment hereunder, Premier will cause one or more of its designated representatives to confer on a regular and frequent basis with Albemarle First and to report with respect to the general status and the ongoing operations of Premier.

Section 6.5

Registration Statement.  Premier shall cause the Registration Statement to be filed and shall use its best efforts to cause such Registration Statement to be declared effective under the Securities Act, which Registration Statement, at the time it becomes effective, and at the Effective Time of the Merger, shall in all material respects conform to the requirements of the Securities Act and the general rules and regulations of the SEC promulgated thereunder.  The Registration Statement shall include the form of Proxy Statement for the meeting of Albemarle First's shareholders to be held for the purpose of having such shareholders vote upon the approval of this Agreement.  Albemarle First will furnish to Premier the information required to be included in the Registration Statement with respect to its business and affairs before it is filed with the SEC and again before any amendments are filed.  Premier shall take all actions required to qualify or obtain exemptions from such qualifications for the Premier Shares to be issued in connection with the transactions contemplated by this Agreement under applicable state blue sky securities laws, as appropriate.

Section 6.6

Reservation of Shares.  Premier shall reserve for issuance such number of Premier Shares as shall be necessary to pay the consideration contemplated in this Agreement.  If at any time the aggregate number of Premier Shares remaining unissued (or in treasury) shall not be sufficient to meet such obligation, Premier shall take all appropriate actions to increase the amount of its authorized common stock.

Section 6.7

Consideration.  Premier shall issue the Premier Shares and shall pay or cause to be paid all cash payments as and when the same shall be required to be issued and paid pursuant to this Agreement.

Section 6.8

Retention Bonus Pool.  Premier shall set aside a pool of funds in the range of $125,000 to $175,000 (the “Retention Bonus Pool”) that shall be distributed to certain Albemarle First employees (whose names shall be determined by mutual agreement of Premier and Albemarle First prior to the Closing Date).

Section 6.9

Benefit Plans.  (a)  Upon consummation of the Merger, employees of Albemarle First shall be entitled to participate in Rockingham Heritage retirement, welfare benefit and similar plans on the same terms and conditions as employees of Rockingham Heritage, without waiting periods, exceptions for pre-existing conditions, requirement of insurability or actively at work requirement or exclusion and giving effect to years of service with Albemarle First as if such service were with Rockingham Heritage.  Employees of Albemarle First shall receive credit under Rockingham Heritage’s group health plans for all deductibles and co-payments and amounts paid toward out of pocket limits made by such employees under the group health plans maintained by Albemarle First prior to the Effective Time.

 (b)

Rockingham Heritage and Premier also shall honor in accordance with their terms as in effect on the date of this Agreement (or as amended thereafter with the prior written consent of Rockingham Heritage and Premier), (1) all of Albemarle First’s obligations for vacation, sick leave, personal leave and the like accrued and unused through the date of the consummation of the Merger and (2) all employment, severance, consulting and other compensation contracts and agreements disclosed in writing by Albemarle First to Rockingham Heritage and executed in writing by Albemarle First on the one hand and any individual current or former director, officer or employee thereof on the other hand.

6.10

Indemnification.  Premier agrees that following the Effective Date, it shall indemnify and hold harmless any person who has rights to indemnification from Albemarle First, to the same extent and on the same conditions as such person is entitled to indemnification pursuant to Virginia law and Albemarle First’s Articles of Incorporation or Bylaws, as in effect on the date of this Agreement, to the extent legally permitted to do so, with respect to matters occurring or arising on or prior to the Effective Time, whether asserted or claimed prior to at or after the Effective Time.  Except for claims that an individual has agreed not to assert, Premier further agrees that any such person who has rights to indemnification pursuant to this Section 6.10 is expressly made a third party beneficiary of this Section 6.10 and may directly, in such person’s personal capacity, enforce such rights through an action at law or in equity or through any other manner or means of redress under Virginia law to the same extent as if such person were a party hereto.  Without limiting the foregoing, in any case in which corporate approval may be required to effectuate any indemnification, Premier shall direct, at the election of the party to be indemnified, that the determination of permissibility of indemnification shall be made by independent counsel mutually agreed upon between Premier and the indemnified party.  Premier shall pay the premiums to extend the directors and officers’ liability insurance coverage of Albemarle First, by exercising the discovery option, if necessary, for persons who are currently covered by such insurance of Albemarle First for five years after the Effective Date for an annual premium not to exceed $39,000 per year for such individuals.  In the event the annual premium exceeds $39,000 for any year of the five (5) year period, Premier shall give the past directors of Albemarle First 30 days notice of the total amount of the premium then due, and during that 30 day period the past directors of Albemarle First shall have the right, jointly or severally, to pay the difference between the actual premium and the $39,000 in order to keep the amount of coverage in place as was in place at the Effective Time.

Section 6.11.

Advisory Board.  Following the Effective Time, and in consultation with the former chief executive officer and the directors of Albemarle First, Premier agrees to form an advisory board for Rockingham Heritage consisting of persons living and/or working in the trade area formerly served by Albemarle First.

Section 6.12.

Nasdaq Listing.  Premier shall use its reasonable best efforts to list, prior to the Effective Time, on the Nasdaq Capital Market, subject to official notice of issuance, the shares of Premier Common Stock to be issued to the holders of Albemarle First Shares in the Merger.

ARTICLE 7

MUTUAL CONDITIONS TO CLOSING

The obligations of Premier and Rockingham Heritage, on the one hand, and Albemarle First, on the other hand, to consummate the transactions provided for herein shall be subject to the satisfaction of the following conditions, unless waived as hereinafter provided for:

Section 7.1

Shareholder Approval.  The Merger shall have been approved by the requisite vote of the shareholders of Albemarle First.

Section 7.2

Regulatory Approvals.  All necessary Consents of the Regulatory Authorities shall have been obtained and all notice and waiting periods required by law to pass after receipt of such Consents shall have passed, and all conditions to consummation of the Merger set forth in such Consents shall have been satisfied and such approvals shall not have imposed any condition or requirement which would so materially adversely impact the economic or business benefits of the Merger as to render inadvisable the consummation of the Merger in the reasonable opinion of the Board of Directors of Premier; and, provided further, no such term or condition imposed by any Regulatory Authority in connection with the grant of any Consent of any Regulatory Authority shall be deemed to materially adversely impact the economic or business benefits of the Merger unless it materially differs from terms and conditions customarily imposed by any such Regulatory Authority in connection with the acquisition of banks and bank holding companies under similar circumstances.

Section 7.3

Litigation.  There shall be no actual or threatened causes of action, investigations or proceedings (i) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, or (ii) seeking damages in connection with the transactions contemplated by this Agreement, or (iii) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the case of (i) through (iii), and in the reasonable judgment of either Premier or Albemarle First, based upon advice of counsel, would have a Material Adverse Effect with respect to the interests of Premier or Albemarle First, as the case may be.

Section 7.4

Proxy Statement and Registration Statement.  The Registration Statement shall have been declared effective by the SEC, no stop order suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated, and Premier shall have received all state securities laws, or “blue sky” permits or other authorizations, or confirmations as to the availability of exemptions from registration requirements, as may be necessary to issue the Premier Shares pursuant to the terms of this Agreement.

ARTICLE 8

CONDITIONS TO THE OBLIGATIONS OF PREMIER AND ROCKINGHAM HERITAGE

The obligations of Premier and Rockingham Heritage to consummate the Merger are subject to the fulfillment of each of the following conditions, unless waived as hereinafter provided for:

Section 8.1

Representations and Warranties.  The representations and warranties of Albemarle First set forth in this Agreement and in any certificate or document delivered pursuant hereto that are qualified by materiality shall be true and correct in all respects and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of all times up to and including the Effective Time of the Merger as though made on and as of the Effective Time of the Merger except (i) to the extent such representations and warranties are by their express provisions made as of a specified date, (ii) for changes therein contemplated by this Agreement and (iii) for representations and warranties the inaccuracy of which relate to matters that, individually or in the aggregate, do not represent a Material Adverse Effect with respect to Albemarle First or materially adversely affect the Merger and the other transactions contemplated by this Agreement.

Section 8.2

Performance of Obligations.  Albemarle First shall have performed in all material respects all covenants, obligations and agreements required to be performed by it under this Agreement prior to the Effective Time of the Merger.

Section 8.3

Certificate Representing Satisfaction of Conditions.  Albemarle First shall have delivered to Premier and Rockingham Heritage a certificate of the Chief Executive Officer of Albemarle First dated as of the Closing Date as to the satisfaction of the matters described in Sections 8.1 and 8.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of Albemarle First under Article 3 of this Agreement.

Section 8.4.   Opinion of Counsel. .  Premier shall have received an opinion of counsel from Troutman Sanders, LLP or other counsel to Albemarle First acceptable to Premier in substantially the form set forth in Exhibit 8.4 hereof.

Section 8.5.

Consents Under Agreements.  Albemarle First shall have obtained the consent or approval of any Person not identified in Disclosure Schedule 3.6(b) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation to any obligation, right or interest of Albemarle First under any loan or credit agreement, note, mortgage, indenture, lease, license, or other agreement or instrument.

Section 8.6

Outstanding Shares of Albemarle First  .  Albemarle Premier and Albemarle First shall have agreed on the total number of Albemarle First Shares outstanding and the total number of Albemarle First Shares covered by any option, warrant, commitment, or other right or instrument to purchase or acquire Albemarle First Shares that are outstanding as of the Effective Time of the Merger, including any securities or rights convertible into or exchangeable for Albemarle First Shares.

Section 8.7

Maximum Share Issuance.    Premier shall not be required to issue more than 989,600 Premier Shares in the Merger; provided, however, that Premier shall, if necessary to reduce the number of Premier Shares issuable in the Merger to 989,600, increase the cash consideration paid to holders of Albemarle First Shares to the Maximum Cash Consideration.

Section 8.8   Regulatory Authority Claim or Investigation. Neither Albemarle First nor any of its directors or officers shall have received written notice from a Regulatory Authority after the date of this Agreement and before the Closing Date, that a suit, claim or investigation has been brought, or is threatened to be brought, by such Regulatory Authority against either Albemarle First or any of its directors or officers, which Premier, after consultation with and giving reasonable consideration to the views, opinions or proposals made by Albemarle First with respect thereto, reasonably determines will result in a liability or expense (including indemnification obligations) in excess of $250,000 to Rockingham Heritage or Premier.

ARTICLE 9

CONDITIONS TO OBLIGATIONS OF ALBEMARLE FIRST

The obligation of Albemarle First to consummate the Merger as contemplated herein is subject to fulfillment of each of the following conditions, unless waived as hereinafter provided for:

Section 9.1

Representations and Warranties.  The representations and warranties of Premier and Rockingham Heritage set forth in this Agreement and in any certificate or document delivered pursuant hereto that are qualified by materiality shall be true and correct in all respects and such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of all times up to and including the Effective Time of the Merger as though made on and as of the Effective Time of the Merger except (i) to the extent such representations and warranties are by their express provisions made as of a specified date, (ii) for changes therein contemplated by this Agreement and (iii) for representations and warranties the incurring of which relate to matters that individually or in the aggregate do not represent a Material Adverse Effect with respect to Premier or Rockingham Heritage or materially adversely affect the Merger and the other transactions contemplated by this Agreement.

Section 9.2

Performance of Obligations.  Premier and Rockingham Heritage shall have performed all covenants, obligations and agreements required to be performed by them and under this Agreement prior to the Effective Time of the Merger.

Section 9.3

Certificate Representing Satisfaction of Conditions.  Premier and Rockingham Heritage shall have delivered to Albemarle First a certificate of the Chief Executive Officers of Premier and Rockingham Heritage dated as of the Effective Time of the Merger as to the satisfaction of the matters described in Sections 9.1 and 9.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of Premier and Rockingham Heritage under Article 4 of this Agreement.

Section 9.4

Premier Shares.  The Premier Shares to be issued in connection herewith shall be duly authorized and validly issued and, fully paid and nonassessable, issued free of preemptive rights and free and clear of all liens and encumbrances created by or through Premier.

Section 9.5

Tax Opinion. Albemarle First shall have received an opinion of Williams Mullen, in form and substance reasonably satisfactory to Albemarle First and its counsel, on or before the date on which the Proxy Statement of Albemarle First is to be mailed to holders of Albemarle First Shares, to the effect, among others, that the Merger will constitute a reorganization within the meaning of Section 368 of the Code and that no gain or loss will be recognized by the shareholders of Albemarle First to the extent that they receive Premier Shares in exchange for their Albemarle First Shares in the Merger.

Section 9.6

Fairness Opinion.  The Board of Directors of Albemarle First shall have received Opinion Letters from Anderson & Strudwick dated prior to or as of the date the Proxy Statement is delivered to the shareholders of Albemarle First in connection with the solicitation of their approval of the Merger, stating that the Merger is fair, from a financial point of view, to the shareholders of Albemarle First.

Section 9.7.  Opinion of Counsel.  Albemarle First shall have received the opinion of Williams Mullen, counsel to Premier, dated the effective time to the effect set forth in Exhibit 9.7 hereof.

ARTICLE 10

TERMINATION, WAIVER AND AMENDMENT

Section 10.1

Termination.  This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time of the Merger:

(a)

by the mutual consent in writing of the Board of Directors of Premier, Rockingham Heritage and Albemarle First; or

(b)

by the Board of Directors of Premier, Rockingham Heritage, or Albemarle First if the Merger shall not have occurred on or prior to July 31, 2006, provided that the failure to consummate the Merger on or before such date is not caused by any breach of any of the representations, warranties, covenants or other agreements contained herein by the party electing to terminate pursuant to this Section 10.1(b); or

(c)

by the Board of Directors of Premier, Rockingham Heritage or Albemarle First (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.1 of this Agreement in the case of Albemarle First and Section 9.1 in the case of Premier or in breach of any covenant or agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other party contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such inaccuracy and which inaccuracy would provide the terminating party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 8.1 of this Agreement in the case of Albemarle First and Section 9.1 of this Agreement in the case of Premier; or

(d)

by the Board of Directors of Premier, Rockingham Heritage or Albemarle First (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.1 of this Agreement in the case of Albemarle First and Section 9.1 in the case of Premier or in breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach; or

(e)

by the Board of Directors of Premier, Rockingham Heritage or Albemarle First in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of Albemarle First fail to vote their approval of this Agreement and the Merger and the transactions contemplated hereby as required by applicable law at Albemarle First’s shareholders’ meeting where the transactions were presented to such shareholders for approval and voted upon; or

(f)

by the Board of Directors of Premier, Rockingham Heritage or Albemarle First (provided that the terminating party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 8.1 of this Agreement in this case of Albemarle First and Section 9.1 in the case of Premier or in breach of any covenant or agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger (other than as contemplated by Section 10.1(e) of this Agreement) cannot be satisfied or fulfilled by the date specified in Section 10.1(b) of this Agreement as the date after which such party may terminate this Agreement.

(g)

By Premier, if Albemarle First receives a takeover proposal (as defined in Section 5.5) and does not within fourteen (14) days after receipt of such takeover proposal confirm in writing to Premier that it will not further consider or pursue such takeover proposal and that at least eighty percent (80%) of the members of the Board of Directors of Albemarle First supports the Merger, will vote their shares of Albemarle First Common Stock in favor of the Merger, and will recommend to the shareholders of Albemarle First that they approve the Merger.

(h)

By Albemarle First if, as permitted under Section 5.5 it enters into a definitive merger agreement to be acquired by another Person who makes an unsolicited takeover proposal, at the same time Albemarle First enters in such agreement.

Section 10.2

Effect of Termination.   In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, the Agreement shall terminate and have no effect, except that the provisions of this Section 10.2, Section 10.5, Section 10.6 and Article 11 of this Agreement shall survive any such termination and abandonment.

Section 10.3

Amendments.  To the extent permitted by law, this Agreement and the Plan of Merger may be amended by a subsequent writing signed by each of Premier, Rockingham Heritage, and Albemarle First.

Section 10.4

Waivers.  Subject to Section 11.11 hereof, prior to or at the Effective Time of the Merger, Premier and Rockingham Heritage, on the one hand, and Albemarle First, on the other hand, shall have the right to waive any default in the performance of any term of this Agreement by the other, to waive or extend the time for the compliance or fulfillment by the other of any and all of the other’s obligations under this Agreement and to waive any or all of the conditions to its obligations under this Agreement, except any condition, which, if not satisfied, would result in the violation of any law or any applicable governmental regulation.

Section 10.5

Non-Survival of Representations and Warranties.  The representations, warranties, covenants or agreements in this Agreement or in any instrument delivered by Premier or Rockingham Heritage, or Albemarle First shall not survive the Effective Time of Merger, except that any representation, warranty or agreement in any agreement, contract, report, opinion, undertaking or other document or instrument delivered hereunder in whole or in part by any person other than Premier, Rockingham Heritage, Albemarle First (or directors and officers thereof in their capacities as such) shall survive the Effective Time of Merger; provided that no representation or warranty of Premier, Rockingham Heritage or Albemarle First contained herein shall be deemed to be terminated or extinguished so as to deprive Premier or Rockingham Heritage, on the one hand, and Albemarle First, on the other hand, of any defense at law or in equity which any of them otherwise would have to any claim against them by any person, including, without limitation, any shareholder or former shareholder of either party.  No representation or warranty in this Agreement shall be affected or deemed waived by reason of the fact that Premier, Rockingham Heritage or Albemarle First and/or its representatives knew or should have known that any such representation or warranty was, is, might be or might have been inaccurate in any respect.

Section 10.6

Termination Fee; Expenses.  (a)  If this Agreement terminates:

(A) under Section 10.1(g) and the Board of Directors of Albemarle First submits to the Albemarle First’s shareholders for a vote or recommends a Transaction with a third party, or

(B) under Section 10.1(h), or

(C) otherwise as a result of the events described in clause (i) below and prior to the date of termination (i) Albemarle First solicited or encouraged any inquiry, offer or proposal from a third party to engage in a Transaction or initiated discussions or negotiations with a third party with respect to a Transaction or Albemarle First receives an inquiry or unsolicited proposal from a third party to engage in a Transaction which Albemarle First accepts as permitted in Section 5.5 hereof and (ii) the Board of Directors of Albemarle First submits to the Albemarle First’s shareholders for a vote or recommends a Transaction with such third party, then under (A), (B) or (C) above, Albemarle First shall pay Premier on demand the amount by which One Million Two Hundred Fifty Thousand Dollars ($1,250,000) exceeds any amount paid to Premier pursuant to Section 10.6 (e); provided, no payment under this Section 11.2 (a) shall be due if (A) Premier wrongfully terminates this Agreement or (B) if, at the time this Agreement terminated Albemarle First is entitled to terminate or to refuse to consummate the Merger pursuant to Section 10.1(c) or 10.1 (d).

(b)

If the Premier Average Price of Premier Shares is less than $16.20 per share, Albemarle First may terminate this Agreement, but shall be obligated to pay up to Two Hundred Thousand Dollars ($200,000) of the out-of-pocket cost incurred by Premier in connection with the transactions contemplated by this Agreement.

(c)

If the Premier Average Price of Premier Shares is greater than $26.20 per share, Premier may terminate this Agreement, but shall be obligated to pay up to Two Hundred Thousand Dollars ($200,000) of the out-of-pocket cost incurred by Albemarle First in connection with the transactions contemplated by this Agreement.

(d)

If, after the execution of the preliminary term sheets signed by Premier and Albemarle First on December 7, 2005, Premier or Rockingham Heritage abandons the Merger for any reason (other than the discovery of information that reasonably causes Premier to determine that the expected financial benefits of the Merger would be materially and adversely affected), Premier shall reimburse Albemarle First for its reasonable out-of-pocket costs incurred after December 7, 2005 that are directly related to the proposed Merger.

(e)

If this Agreement terminates under Section 10.1(g), Albemarle First shall reimburse Premier and Rockingham Heritage for their reasonable out-of-pocket costs incurred on or after November 28, 2005 that are directly related to the Merger.

ARTICLE 11

MISCELLANEOUS

Section 11.1

Alternative Structure.  Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time of the Merger, Rockingham Heritage shall be entitled to revise the structure of the Merger and/or the subsidiary Merger and related transactions in order to (x) substitute a Premier  Subsidiary in the place of Rockingham Heritage prior to the Merger, whereby such other Premier Subsidiary would be  the Continuing Corporation upon consummation of the Merger or (y) provide that a different entity shall be the surviving corporation in a merger provided that each of the transactions comprising such revised structure shall (i) fully qualify as, or fully be treated as part of, one or more tax-free reorganizations within the meaning of Section 368(a) of the Code, and not change the amount of consideration to be received by Albemarle First’s shareholders, (ii) be capable of consummation in as timely a manner as the structure contemplated herein and (iii) not otherwise be prejudicial to the interests of Albemarle First’s shareholders.  This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

Section 11.2

Definitions; Rules of Construction.  (a)  Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

“Act” shall have the meaning set forth in Section 3.28 of this Agreement.

 “Affiliate” of a person shall mean (i) any other person directly or indirectly through one or more intermediaries controlling, controlled by or under common control of such person, (ii) any officer, director, partner, employer or direct or indirect beneficial owner of any 10% or greater equity of voting interest of such person or (iii) any other persons for which a person described in clause (ii) acts in any such capacity.

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Albemarle First” shall have the meaning set forth in the preamble to this Agreement.

“Albemarle First Certificate” shall have the meaning set forth in Section 2.4(a) of this Agreement.

“Albemarle First SEC Reports” shall have the meaning set forth in Section 3.29 of this Agreement.

“Albemarle First Shares” shall mean the common stock, par value $4.00 per share, of Albemarle First.

“Albemarle First Stock Option” shall have the meaning set forth in Section 2.7 of this Agreement.

“Call Reports of Albemarle First” shall have the meaning set forth in Section 3.3(a) of this Agreement.

“Cash Election Shares” shall have the meaning set forth in Section 2.2(b)(ii) of this Agreement.

“Closing” shall have the meaning set forth in Section 1.1(b) of this Agreement.

“Closing Date” shall have the meaning set forth in Section 1.1(b) of this Agreement.

“COBRA” shall have the meaning set forth in Section 3.12(d) of this Agreement.

“Code” shall have the meaning set forth in the first recital to this Agreement.

“Condition”, with respect to any Person shall mean its business, assets, operation, financial condition or results of operations.

“Consent” shall mean a consent, approval or authorization; waiver, clearance, exemption or similar affirmation by any person pursuant to any lease, contract, permit, law, regulation or order.

“Control”, with respect to any Person shall mean ownership or the power to vote twenty-five percent (25%) or more of any class of voting security or the power to exercise, directly or indirectly, a controlling influence over its management or policies.

“Derivative Contracts” shall have the meaning set forth in Section 3.22 of this Agreement.

“Effective Time of the Merger” shall have the meaning set forth in Section 1.1(a) of this Agreement.

“Election Deadline” shall have the meaning set forth in Section 2.2(d) of this Agreement.

“Election Form” shall have the meaning set forth in Section 2.2(a) of this Agreement.

“Environmental Law” means any applicable federal, state or local law, statute, including, but without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree or injunction relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whe ther by type or by substance as a component; “Loan Property” means any property owned by Albemarle First, or in which Albemarle First holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property, “Hazardous Material” means any substance that is or becomes listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous or otherwise regulated under any Environmental Law and any substance to which exposure is regulated by any governmental authority or any Environmental Law, including, without limitation, asbestos and asbestos containing material and petroleum and any fraction or derivative thereof; and “Participation Facility” means any facility in which Albemarle First has engaged in Participation in the Management of such facility, and, where required by the context, includes the owner or operator of such facility, but only with respect to such facility, “Participation in the Management” of a facility has the meaning set forth in 40 CFR §300.1100(c).

“ERISA” shall have the meaning set forth in Section 3.12(a) of this Agreement.

“Exchange Agent” shall have the meaning set forth in Section 2.2(a) of this Agreement.

“Exchange Ratio” means the fraction a Premier Share that is issued for an Albemarle First Share pursuant to Section 2.1(b)(i) hereof.

“Financial Statements of Albemarle First” shall have the meaning set forth in Section 3.3(a) of this Agreement.

“Financial Statements of Premier” shall have the meaning set forth in Section 4.5 of this Agreement.

“HIPAA” shall have the meaning set forth in Section 3.12(d) of this Agreement.

“Litigation Reserve” shall have the meaning set forth in Section 3.4 of this Agreement.

"Knowledge" – an individual will be deemed to have "Knowledge" of a particular fact or other matter if:  (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.  A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has since January 1, 2004 served, as a director or executive officer of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

“Material Adverse Effect” with respect to a party hereto shall mean an event, change, or occurrence which, individually or together with any other event, change or occurrence, (i) has or is reasonably likely to have a material adverse effect on the financial condition, results of operations, business, prospects or shareholders equity of such party, (ii) materially impairs the ability of such party to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement, (iii) involves Albemarle First and would be materially adverse to the interests of Premier, (iv) involves Premier or Rockingham Heritage and will be materially adverse to the interests of Albemarle First or its shareholders, provided that “Material Adverse Effect” shall not be deemed to include the impact of (a) actions and omissions of a party taken with the prior written consent of the other in contemplation of the transactions contemplated hereby, and (b) the direct effects of compliance with us Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement.

“Premier Average Price” shall mean the average of the daily closing prices of Premier Shares on the NASDAQ Capital Market for the twenty (20) consecutive trading days ending on the fifth (5th) day before the Closing Date; provided that for any trading day within such twenty (20) day period there are no trades of Premier Shares, then the closing price on any such day shall be deemed to be the closing price on the immediately preceding day on which Premier Shares traded.

“Maximum Cash Consideration” shall mean the number of Albemarle First Shares outstanding immediately prior to the Effective Date, multiplied by $7.90.

“Minimum Cash Consideration” shall mean the number of Albemarle First Shares outstanding immediately prior to the Effective Date, multiplied by $5.53.

“Merger” shall have the meaning set forth in Section 1.1(a) of this Agreement.

 “Merger Consideration” means the number of whole Premier Shares, plus cash in lieu of any fractional share interest, and/or the amount of cash into which Albemarle First Shares shall be converted pursuant to the provisions of Article 2 hereof.

“No-Election Shares” shall have the meaning set forth in Section 2.2(b)(iii) of this Agreement.

“OREO Reserve” shall have the meaning set forth in Section 3.4 of this Agreement.

“PBGC” shall have the meaning set forth in Section 3.12(a) of this Agreement.

“Per Share Stock Consideration” shall have the meaning set forth in Section 2.1(b)(i) of this Agreement.

“Per Share Cash Consideration” shall have the meaning set forth in Section 2.1(b)(ii) of this Agreement.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, trust, unincorporated entity or other legal entity.

“Premier” shall have the meaning set forth in the preamble to this Agreement.

“Premier Shares” shall mean the common stock, par value $1.00 per share, of Premier.

“Proxy Statement” shall have the meaning set forth in Section 3.7 of this Agreement.

“Reallocated Cash Shares” shall have the meaning set forth in Section 2.3(c)(iii) of this Agreement.

“Reallocated Stock Shares” shall have the meaning set forth in Section 2.3(b)(ii) of this Agreement.

“Regulatory Authorities” shall mean, collectively, the Federal Trade Commission (the “FTC”), the United States Department of Justice (the “Justice Department”), the Board of Governors of the Federal Reserve System (the “FRB”), the Federal Deposit Insurance Corporation (the “FDIC”), and Virginia State Corporation Commission and all other state regulatory agencies having jurisdiction over the parties, the National Association of Securities Dealers, Inc., all national securities exchanges and the Securities and Exchange Commission (the “SEC”).

“Retention Bonus Pool” shall have the meaning set forth in Section 6.8 of this Agreement.

“Rockingham Heritage” shall have the meaning set forth in the preamble to this Agreement.

“Stock Election Shares” shall have the meaning set forth in Section 2.2(b)(i) of this Agreement.

“Surviving Corporation” shall have the meaning set forth in Section 1.1(a) of this Agreement.

 “Transaction,” for purposes of Section 10.6 (a), shall mean a merger, share exchange, sale of assets, sale of stock or other combination or plan of liquidation involving Albemarle First or its shareholders and any other Person, regardless of which Person is the surviving entity.

“Warrant Agreement” shall have the meaning set forth in Section 5.18 of this Agreement.

(b)

The words “hereof,” “herein,” “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular section or provision of this Agreement and any reference to a particular section of this Agreement shall include all subsections thereof.

(c)

The words “party” and “parties” shall refer to Albemarle First, Premier and Rockingham Heritage.

(d)

Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.

(e)

Accounting terms used herein and not otherwise defined herein are used herein as defined by GAAP in the United States of America.

Section 11.3

Entire Agreement.  This Agreement and the documents referred to herein contain the entire agreement among Premier, Rockingham Heritage and Albemarle First with respect to the transactions contemplated hereunder and this Agreement supersedes all prior arrangements or understandings with respect thereto, whether written or oral.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors.  Nothing in this Agreement, expressed or implied, is intended to confer upon any person, firm, corporation or entity, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 11.4

Notices.  All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by first class or registered or certified mail, postage prepaid, telegram or telex or other facsimile transmission addressed as follows:

If to Albemarle First:

Albemarle First Bank

1265 Seminole Trail

Charlottesville, VA 22901

Attention: Thomas M. Boyd, Jr.

Bus Fax: (434) 973-5113

with a copy to:

Jacob A. Lutz, III

Troutman Sanders Building

1001 Haxall Point

Richmond, Virginia 23219

Bus Fax: (804) 698-6014

If to Rockingham Heritage or Premier, then to:

Donald L. Unger

Premier Community Bankshares, Inc.

4095 Valley Pike

Winchester, VA 22602

Bus Fax: (540) 869-7451

with a copy to:

Wayne A. Whitham, Jr.

Williams Mullen

Two James Center

16th Floor

Richmond, Virginia 23218-1320

Fax: (804) 783-6473

All such notices or other communications shall be deemed to have been delivered (i) upon receipt when delivery is made by hand, (ii) on the third (3rd) business day after deposit in the United States mail when delivery is made by first class, registered or certified mail, and (iii) upon transmission when made by telegram, telex or other facsimile transmission if evidenced by a sender transmission completed confirmation.

Section 11.5

Severability.  If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other competent authority to be invalid, void or unenforceable or against public or regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and in no way shall be affected, impaired or invalidated, if, but only if, pursuant to such remaining terms, provisions, covenants and restrictions the Merger may be consummated in substantially the same manner as set forth in this Agreement as of the later of the date this Agreement was executed or last amended.

Section 11.6

Costs and Expenses.  Except as provided herein, expenses incurred by Albemarle First on the one hand and Premier on the other hand, in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approval and all other matters related to the closing of the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred same.

Section 11.7

Captions.  The captions as to contents of particular articles, sections or paragraphs contained in this Agreement and the table of contents hereto are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation on the scope of the particular articles, sections or paragraphs to which they refer.

Section 11.8

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document with the same force and effect as though all parties had executed the same document.

Section 11.9.

Persons Bound; No Assignment.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, distributees, and assigns, but notwithstanding the foregoing, this Agreement may not be assigned by any party hereto unless the prior written consent of the other parties is first obtained (other than by Rockingham Heritage to another affiliate of Premier).

Section 11.10

Exhibits and Schedules.  Each of the exhibits and schedules attached hereto is an integral part of this Agreement and shall be applicable as if set forth in full at the point in the Agreement where reference to it is made.

Section 11.11Waiver.  The waiver by any party of the performance of any agreement, covenant, condition or warranty contained herein shall not invalidate this Agreement, nor shall it be considered a waiver of any other agreement, covenant, condition or warranty contained in this Agreement.  A waiver by any party of the time for performing any act shall not be deemed a waiver of the time for performing any other act or an act required to be performed at a later time.  The exercise of any remedy provided by law, equity or otherwise and the provisions in this Agreement for any remedy shall not exclude any other remedy unless it is expressly excluded.  The waiver of any provision of this Agreement must be signed by the party or parties against whom enforcement of the waiver is sought.  This Agreement and any exhibit, memorandum or schedule hereto or delivered in connection herewith may be amended only by a writing signed on behalf of each party hereto.

Section 11.12  Construction of Terms.  Whenever used in this Agreement, the singular number shall include the plural and the plural the singular.  Pronouns of one gender shall include all genders.  Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided for herein, shall be computed in accordance with generally accepted accounting principles, consistently applied.  References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement.  The words “hereof”, “herein”, and terms of similar import shall refer to this entire Agreement.  Unless the context clearly requires otherwise, the use of the terms “including”, “included”, “such as”, or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.

Section 11.13

Subsidiaries.  Unless a different meaning is expressly required, each representation or warranty of a party contained herein shall be construed to apply to such party and its subsidiaries.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, and their respective seals hereunto affixed, by their officers thereunto duly authorized, and have caused this Agreement to be dated as of the date and year first above written.

[CORPORATE SEAL]

PREMIER COMMUNITY BANKSHARES, INC.

By: /s/ Donald L. Unger

Donald L. Unger

ATTEST

Its Chief Executive Officer

By: /s/

Its Secretary

[CORPORATE SEAL]

ROCKINGHAM HERITAGE BANK

By: /s/ John K. Stephens

ATTEST:

John K. Stephens

Its Chief Executive Officer

By: /s/

Its Secretary

[CORPORATE SEAL]

ALBEMARLE FIRST BANK

By: /s/ Thomas M. Boyd

ATTEST:

Thomas M. Boyd

    Its Chief Executive Officer

By: /s/

Its Secretary

Exhibit A

PLAN OF MERGER

of

ALBEMARLE FIRST BANK,

a Virginia corporation

with and into

ROCKINGHAM HERITAGE BANK,

a Virginia corporation

I. NAMES OF PARTIES TO THE MERGER

The corporations to be merged are Albemarle First Bank, a Virginia corporation (“Albemarle First”), and Rockingham Heritage Bank, a Virginia corporation (“Rockingham Heritage”), which is a wholly-owned subsidiary of Premier Community Bankshares, Inc., a Virginia corporation (“Parent”).

II. THE MERGER

At the Effective Time (as defined below), Albemarle First shall merge with and into Rockingham Heritage (the “Merger”). Upon consummation of the Merger, the separate corporate existence of Albemarle First shall thereupon cease and Rockingham Heritage shall continue as the surviving corporation (sometimes referred to herein as the “Surviving Corporation”). The separate corporate existence of the Surviving Corporation with all its purposes, objects, rights, privileges, powers and franchises shall continue unaffected by the Merger. Upon consummation, the Merger shall have the effects specified in the Virginia Stock Corporation Act (the “Act”) for mergers.

III. EFFECTIVE TIME

The Merger shall become effective at 11:59 p.m. on ________ __, 2006 (the “Effective Time”).

IV. ACTIONS AFTER THE EFFECTIVE TIME

If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or otherwise are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, all rights, title and interests in all real estate and other property and assets and all privileges, rights, powers and franchises of Albemarle First or Rockingham Heritage, then the Surviving Corporation and its proper officers and directors, in the name and on behalf of Albemarle First or Rockingham Heritage, shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary and proper to vest, perfect or confirm title to such assets or rights in the Surviving Corporation and otherwise to carry out the purpose of this Plan of Merger, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Albemarle First or Rockingham Heritage or otherwise to take any and all such action.

V. ARTICLES OF INCORPORATION AND BYLAWS

At the Effective Time, the Articles of Incorporation of Rockingham Heritage shall be the Articles of Incorporation of the Surviving Corporation and the Bylaws of Rockingham Heritage shall be the Bylaws of the Surviving Corporation.

VI. EFFECT OF MERGER ON BOARD OF DIRECTORS AND OFFICERS

From and after the Effective Time, the directors of the Surviving Corporation shall be those persons serving as directors of Rockingham Heritage immediately prior to the Effective Time of the Merger, together with Thomas M. Boyd, Jr. and two additional members who shall be designated by Rockingham Heritage and Albemarle First, at or prior to the Effective Time of the Merger. Thomas M. Boyd, Jr. also shall be appointed to the board of directors of Parent at the Effective Time.

VII. EFFECT OF MERGER ON OUTSTANDING SHARES

Section 7.1

Conversion of Albemarle First Shares. At the Effective Time, by virtue of the Merger and without any action on the part of a holder of Albemarle First Shares:

(a)

Each Premier Share that is issued and outstanding at the Effective Time shall remain issued and outstanding and shall remain unchanged by the Merger.

(b)

Subject to Sections 7.1(c), 7.2, 7.3, 7.5 and 7.6, each Albemarle First Share issued and outstanding immediately before the Effective Time shall be converted into, and shall be canceled in exchange for, the right to receive, at the election of the holder thereof:

(i)

a fraction of a Premier Share equal to “A” divided by “B” where “A” shall equal $15.80 and where “B” shall equal the Premier Average Price (the “Exchange Ratio”); provided, however, that if the Premier Average Price is greater than $24.20, the Exchange Ratio shall be fixed at 0.6529 and if the Premier Average

Price is less than $18.20, the Exchange Ratio shall be fixed at 0.8681 (the “Per Share Stock Consideration”); or

(ii)

cash in the amount of $15.80 (the “Per Share Cash Consideration”).

(c)

Notwithstanding anything in this Agreement to the contrary, the aggregate amount of cash to be issued to shareholders of Albemarle First in the Merger shall not exceed the Maximum Cash Consideration and shall not be less than the Minimum Cash Consideration; provided, however, Premier, in its sole and absolute discretion, shall have the right to increase the number of Albemarle First Shares exchanged for the Per Share Cash Consideration, so long as the total Per Share Cash Consideration does not exceed the Maximum Cash Consideration.

Section 7.2

Election Procedures.

(a)

Premier shall designate Registrar and Transfer Company, Cranford, New Jersey (or such other Albemarle First as Premier and Albemarle First may mutually agree), to act as the exchange agent (the “Exchange Agent”) for purposes of conducting the election procedure and the exchange procedure described in this Article VII. Provided that Albemarle First has delivered, or caused to be delivered, to the Exchange Agent all information that is necessary for the Exchange Agent to perform its obligations as specified herein, the Exchange Agent shall, (i) provide to Albemarle First contemporaneously with the mailing of the Proxy Statement an election form (the “Election Form”), and (ii) no later than five (5) business days after the Effective Time, mail or make available to each holder of record of Albemarle First Shares a notice and letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Albemarle First Shares shall pass, only upon proper delivery of the certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates in exchange for the consideration set forth in Section 7.1(b) hereof.

(b)

Each Election Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) to make one of the following elections:

(i)

to elect to receive Premier Shares with respect to some or all of such holder’s Albemarle First Shares (the “Stock Election Shares”);

(ii)

to elect to receive cash with respect to some or all of such holder’s Albemarle First Shares (the “Cash Election Shares”); or

(iii)

to indicate that such holder makes no such election with respect to such holder’s shares of Albemarle First Shares (the “No-Election Shares”).

(c)

Nominee record holders who hold Albemarle First Shares on behalf of multiple beneficial owners shall indicate how many of the shares held by them are Stock Election Shares, Cash Election Shares, and No-Election Shares. If a shareholder either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes an Election

Form prior to the Election Deadline and does not resubmit a properly completed Election Form prior to the Election Deadline, the shares of Albemarle First Shares held by such shareholder shall be designated No-Election Shares.

(d)

The term “Election Deadline” shall mean 5:00 p.m., Eastern Time, on the 30th day following but not including the date of mailing of the Election Form or such other date as Premier and Albemarle First shall mutually agree upon.

(e)

Any election to receive Premier Shares or cash or a combination thereof shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such written notice is actually received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received, whether any such election, modification or revocation has been properly made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Premier nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

Section 7.3

Allocation of Shares.

(a)

Within five (5) business days after the Closing Date, the Exchange Agent, as directed by Premier, shall effect the allocation among holders of Albemarle First Shares of rights to receive Premier Shares or cash in accordance with the Election Forms as follows.

(b)

If the number of Cash Election Shares times the Per Share Cash Consideration is greater than the Maximum Cash Consideration, then:

(i)

all Stock Election Shares and all No-Election Shares shall be converted into the right to receive Premier Shares;

(ii)

the Exchange Agent shall convert on a pro rata basis as described below in Section 7.3(d) a sufficient number of Cash Election Shares (“Reallocated Stock Shares”) such that the number of remaining Cash Election Shares times the Per Share Cash Consideration equals the Maximum Cash Consideration, and all Reallocated Stock Shares shall be converted into the right to receive Premier Shares; and

(iii)

the Cash Election Shares that are not Reallocated Stock Shares shall be converted into the right to receive cash.

(c)

If the number of Cash Election Shares times the Per Share Cash Consideration is less than the Minimum Cash Consideration, then:

(i)

all Cash Election Shares shall be converted into the right to receive cash;

(ii)

No-Election Shares shall then be deemed to be Cash Election Shares to the extent necessary to have the total number of Cash Election Shares times the Per Share Cash Consideration equal the Minimum Cash Consideration. If less than all of the No-Election Shares need to be treated as Cash Election Shares, then the Exchange Agent shall select which No-Election Shares shall be treated as Cash Election Shares in such manner as the Exchange Agent shall determine, and all remaining No-Election Shares shall thereafter be treated as Stock Election Shares;

(iii)

If all of the No-Election Shares are treated as Cash Election Shares under the preceding subsection and the total number of Cash Election Shares times the Per Share Cash Consideration is less than the Minimum Cash Consideration, then the Exchange Agent shall convert on a pro rata basis as described below in Section 7.3(d) a sufficient number of Stock Election Shares into Cash Election Shares (“Reallocated Cash Shares”) such that the sum of the number of Cash Election Shares plus the number of Reallocated Cash Shares times the Per Share Cash Consideration equals the Minimum Cash Consideration, and all Reallocated Cash Shares will be converted into the right to receive cash; and

(iv)

the Stock Election Shares that are not Reallocated Cash Shares shall be converted into the right to receive Premier Shares.

(d)

In the event the Exchange Agent is required pursuant to Section 7.3(b) to convert some Cash Election Shares into Reallocated Stock Shares, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Reallocated Stock Shares. In the event that the Exchange Agent is required pursuant to Section 7.3(c) to convert some Stock Election Shares into Reallocated Cash Shares, each holder of Stock Election Shares shall be allocated a pro rata portion of the total Reallocated Cash Shares.

Section 7.4

Exchange Procedures.

(a)

After completion of the allocation referred to paragraphs (b) and (c) of Section 7.3, each holder of an outstanding certificate representing shares of Albemarle First Shares prior to the Effective Date (a “Albemarle First Certificate”) who has surrendered such Albemarle First Certificate to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of whole Premier Shares and/or the amount of cash into which the aggregate number of shares of Albemarle First Shares previously represented by such Albemarle First Certificate(s) surrendered shall have been converted pursuant to this Agreement and, if such holder’s shares of Albemarle First Shares have been converted into Premier Shares, any other distribution on Premier Shares issuable in the Merger with a record date after the Effective Date, in each case without interest. The Exchange Agent shall accept such Albemarle First Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to affect an orderly exchange thereof in accordance with normal exchange practices. Each Albemarle First Certificate that is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of Premier Shares or the right to receive the amount of cash into which such Albemarle First Shares shall have been converted.

No dividends that have been declared by Premier will be remitted to any person entitled to receive Premier Shares under Section 7.3 until such person surrenders Albemarle First Certificate(s) representing Albemarle First Shares, at which time such dividends shall be remitted to such person, without interest.

(b)

The Exchange Agent and Premier shall not be obligated to deliver cash and/or a certificate or certificates representing Premier Shares to which a holder of Albemarle First Shares would otherwise be entitled as a result of the Merger until such holder surrenders Albemarle First Certificate(s) representing the shares of Albemarle First for exchange as provided in this Section 7.4, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by Premier.

(c)

Notwithstanding anything in this Agreement to the contrary, Albemarle First Certificates surrendered for exchange by an Albemarle First affiliate shall not be exchanged for certificates representing Premier Shares to which such Albemarle First affiliate may be entitled pursuant to the terms of this Agreement until Premier has received a written agreement from such person as specified in Section 7.7.

Section 7.5

No Fractional Securities. No certificates or scrip representing fractional Premier Shares shall be issued upon the surrender for exchange of Albemarle First Certificates, and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of Premier Shares. A holder of shares of Albemarle First Shares converted in the Merger who would otherwise have been entitled to a fractional Premier Share shall be entitled to receive a cash payment (without interest) in lieu of such fractional share in an amount determined by multiplying (i) the fractional share interest to which such holder would otherwise be entitled by (ii) the Per Share Cash Consideration.

Section 7.6

Certain Adjustments. If, after the date hereof and on or prior to the Effective Time, the outstanding shares of Albemarle First Shares shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon with a record date within such period, or any similar event shall occur, the Merger Consideration will be adjusted accordingly to provide to the holders of Albemarle First Shares, respectively, the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event. In the event that the sum of (i) the number of shares of Albemarle First Shares presented for exchange pursuant to Section 7.2 and Section 7.4 or otherwise issued and outstanding at the Effective Time, and (ii) the number of shares of Albemarle First Shares issuable upon the exercise of options or warrants (whether pursuant to Albemarle First Stock Options, as defined in Section 7.7, below, or otherwise) as of the Effective Time, shall be greater than the sum of (x) the number of shares of Albemarle First Shares outstanding as of the date hereof, and (y) the number of shares of Albemarle First Shares issuable upon the exercise of Albemarle First Stock Options and warrants outstanding as of the date hereof, then the per share Merger Consideration shall be appropriately and proportionately decreased to take into account such additional issued and outstanding, and issuable shares of Albemarle First Shares.

Section 7.7

Albemarle First Stock Options. From and after the Effective Time, all options granted under Albemarle First Bank 1999 Stock Option Plan to purchase Albemarle First Shares (each, a “Albemarle First Stock Option”), that are then outstanding and unexercised, shall be converted into and become options to purchase Premier Shares, and Premier shall assume each such Albemarle First Stock Option in accordance with the terms of the plan and agreement by which it is evidenced; provided, however, that from and after the Effective Time (i) each such Albemarle First Stock Option assumed by Premier may be exercised solely to purchase Premier Shares; (ii) the number of Premier Shares purchasable upon exercise of such Albemarle First Stock Option shall be equal to the number of shares of Albemarle First Shares that were purchasable under such Albemarle First Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounding down to the nearest whole share, and (iii) the per share exercise price under each such Albemarle First Stock Option shall be adjusted by dividing the per share exercise price of each such Albemarle First Stock Option by the Exchange Ratio, and rounding up to the nearest cent. The terms of each Albemarle First Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to Premier Shares on or subsequent to the Effective Time. The adjustment provided in this Section 7.7 with respect to any Albemarle First Stock Options (whether or not “incentive stock options” (as defined in Section 422 of the Code)) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code and, to the extent it is not so consistent, the provisions of such Section 424(a) of the Code shall override anything to the contrary contained herein.

Section 7.8

Laws of Escheat. If any of the consideration due or other payments to be paid or delivered to the holders of Albemarle First Shares is not paid or delivered within the time period specified by any applicable laws concerning abandoned property, escheat or similar laws, and if such failure to pay or deliver such consideration occurs or arises out of the fact that such property is not claimed by the proper owner thereof, Premier or the Exchange Agent shall be entitled to dispose of any such consideration or other payments in accordance with applicable laws concerning abandoned property, escheat or similar laws. Any other provision of this Agreement notwithstanding, none of Albemarle First, Premier, Rockingham Heritage, the Exchange Agent, nor any other Person acting on their behalf shall be liable to a holder of Albemarle First Shares for any amount paid or property delivered in good faith to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.

Section 7.9

Affiliates. No later than thirty (30) days following the execution of this Agreement, Albemarle First shall deliver to Premier a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of Albemarle First, “affiliates” of Albemarle First for purposes of Rule 145 under the Securities Act of 1933. In addition, Albemarle First shall use commercially reasonable best efforts to cause each Person who is identified as an “affiliate” in the letter referred to above to deliver to Premier not later than thirty (30) days prior to the Effective Time of the Merger, a written agreement, acceptable to Parent, providing that such Person will not sell, pledge, transfer or otherwise dispose of Albemarle First Shares held by such Person, except as contemplated by such agreement or this Agreement, and will not sell, pledge, transfer or otherwise dispose of the Premier Shares to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the Securities Act of 1933, and the rules and regulations thereunder. Premier shall not be required to maintain the effectiveness of the Registration Statement under the Securities Act of 1933 for the purposes of resale of Premier Shares by such persons.

7.10

Certain Defined Terms. The following terms shall have the following meanings in this Section 7.10 and elsewhere in this Plan of Merger:

“Albemarle First Shares” shall mean the common stock, par value $4.00 per share, of Albemarle First.

“Closing Date” shall mean the date and time that the parties agree that the closing of the Merger shall take place.

“Maximum Cash Consideration” shall mean the number of Albemarle First Shares outstanding immediately prior to the Effective Date, multiplied by $7.90.

“Merger Consideration” means the number of whole Premier Shares, plus cash in lieu of any fractional share interest, and/or the amount of cash into which Albemarle First Shares shall be converted pursuant to the provisions of Article VII hereof.

“Minimum Cash Consideration” shall mean the number of Albemarle First Shares outstanding immediately prior to the Effective Date, multiplied by $5.53.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, trust, unincorporated entity or other legal entity.

“Premier Average Price” shall mean the average of the daily closing prices of Premier Shares on the NASDAQ Capital Market for the twenty (20) consecutive trading days ending on the fifth (5th) day before the Closing Date; provided that for any trading day within such twenty (20) day period there are no trades of Premier Shares, then the closing price on any such day shall be deemed to be the closing price on the immediately preceding day on which Premier Shares traded.

“Premier Shares” shall mean the common stock, par value $1.00 per share, of Premier.

“Proxy Statement” shall mean that statement of Albemarle First relating to the meeting of the shareholders of Albemarle First at which the Merger is to be considered.

7.11

Certain Terms Incorporated by Reference.

Pursuant to subsection L (including, without limitation, paragraph 2.c thereof) of Section 13.1-604 and subsection E of Section 13.1-716 of the Act, the terms of the Agreement and Plan of Merger (dated as of the 12th day of January, 2006, by and between Rockingham Heritage and Albemarle First, and joined in by Parent) not specifically included herein are incorporated by reference.

VIII. AMENDMENT AFTER SHAREHOLDER APPROVAL

This Plan of Merger must be approved by the holders of Albemarle First Common Stock and the shareholder of Rockingham Heritage pursuant to the Act. Pursuant to Section 13.1-716.E of the Act, once this Plan of Merger is approved by the holders of Albemarle First Common Stock and the shareholder of Rockingham Heritage, it shall not, without approval of the holders of Albemarle First Common Stock and the shareholder of Rockingham Heritage, be amended to change:

(a)

The amount or kind of shares or other securities, eligible interests, obligations, rights to acquire shares, other securities or eligible interests, cash or other property to be received under this Plan of Merger by the holders of Albemarle First Common Stock or the shareholder of Rockingham Heritage;

(b)

The articles of incorporation of the Surviving Corporation other than changes permitted by Section 13.1-706 of the Act; or

(c)

Any of the other terms or conditions of this Plan of Merger if the change would adversely affect the holders of Albemarle First Common Stock or shareholder of Rockingham Heritage in any material respect.

Exhibit B

EXECUTIVE EMPLOYMENT AGREEMENT OF THOMAS M. BOYD, JR.

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as the date of the last signature affixed hereto between ALBEMARLE FIRST BANK (the "Bank") a division of Rockingham Heritage Bank ("RHB”), and THOMAS M. BOYD, JR. (“Executive”).

1.

EMPLOYMENT DUTIES AND RESPONSIBILITIES

1.1

Position and Title.  The Bank hereby agrees to employ the Executive as President and CEO and the Executive hereby accepts such position and agrees to serve the Bank in such capacity during the employment period set forth in Section 2 below, subject to earlier termination as provided hereunder (the “Employment Period”).  The Executive shall perform such job duties and responsibilities as determined in discussion with John K. Stephens, President and CEO of Rockingham Heritage Bank, and in accordance with Rockingham Heritage Bank’s Bylaws.  The Bank shall retain the right to modify the Executive’s job title and responsibilities pursuant to the legitimate business needs of the Bank, provided that any such modification in title or responsibilities is consistent with the Executive’s expertise and training.

1.2

Reporting Relationship.  The Executive shall report to Jack Stephens, (the “Executive’s Manager”), although RHB shall retain the right to modify such reporting relationship pursuant to the legitimate business needs of the Bank.  The Executive shall be subject to, and shall act in accordance with, all reasonable legal instructions and directions of the Executive’s Manager which are commensurate with duties and responsibilities of similar level executives of institutions comparable to the Bank, as well as any other duties as may from time to time be reasonably assigned by the Bank that are commensurate with Executive’s position.

1.3

Bank Policies and Procedures.  The Executive agrees to abide by all applicable policies and procedures of RHB and the Bank.

1.4

Full Attention. During the Employment Period, excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote the Executive’s full business time, energy and attention to the performance of the Executive’s duties and responsibilities hereunder.  During the Employment Period, the Executive shall at all times operate in accordance with the Bank’s Ethics Policy and may not, without the prior written consent of the Board, operate, participate in the management, operations or control of, or act as an employee, officer, consultant, agent or representative of, any other entity or business that is not related to the Bank, provided that it shall not be a violation of the foregoing for the Executive: (i) to act or serve as a director on the boards of directors of any type of non-profit civil, cultural, philanthropic or professional organization; (ii) to manage the Executive’s own personal passive investments; or (c) to serve, with the written consent of the Executive’s Manager, on the board of directors of for-profit entities, so long as such activities do not violate the Bank’s policy on external directorship or materially interfere with the performance of the Executive’s duties and responsibilities to the Bank as provided hereunder.

2.

TERM OF EMPLOYMENT.

2.1

Effective Date.  The Effective Date of this Agreement shall be the date that Rockingham Heritage Bank closes on the merger with Albemarle First Bank, Inc.

2.2.

Initial Term.  The Bank agrees to employ the Executive and the Executive hereby agrees to serve the Bank in accordance with the terms and conditions set forth herein, for an initial term of one (1) year commencing on the Effective Date of this Agreement ("Initial Term"), unless such Agreement is earlier terminated as expressly provided herein.

2.3.

Renewal Term.  The Term shall be extended for an additional one (1) year term at the conclusion of the Initial Term, and then again after each successive term thereafter (such one year terms hereinafter “Renewal Term”), unless either party terminates this Agreement at the end of the Initial Term or any Renewal Term, by giving the other party written notice of intent not to renew, delivered at least ninety (90) days prior to the end of the Initial Term or any Renewal Term.  In the event such notice of intent not to renew is properly delivered, this Agreement shall expire at the end of the initial term or successive term then in progress, except with respect to any obligations which explicitly by their terms survive the termination of this Agreement.

3.

COMPENSATION

3.1

Base Salary.  The Bank shall pay to the Executive, and the Executive shall accept from the Bank, a monthly base salary of $12,083.33 ($145,000.00 annually), payable on the Bank’s standard pay schedule, provided that the Executive has provided service to the Bank during the specified pay period.  The Executive’s base salary may not be decreased at any time during this Agreement without the express written consent of the Executive.  The base salary may be increased at the sole discretion of the Bank, but nothing herein shall be deemed to require any such increase.

3.2

Incentive Compensation/Bonus.  The Executive may be eligible to receive a bonus based upon satisfactory achievement of personal performance objectives and business performance objectives as set forth in RHB's existing bonus program as amended from time to time.

3.3

Stock Options.  Executive may be eligible for stock options and/or restricted stock at the sole discretion of RHB.

3.4.

Expenses. The Executive shall be entitled to reimbursement of pre-approved business expenses that are incurred in the furtherance of the Bank business and are consistent with RHB's policies and guidelines.

3.5

Benefits.  The Executive shall receive such health, dental, personal disability, Flexible Spending Account, life insurance and paid time-off benefits as are provided to similarly situated officers of RHB.

4.

TERMINATION OF EMPLOYMENT

The Executive’s employment with the Bank may be terminated, prior to the expiration of any term of this Employment Agreement, in accordance with any of the following provisions:

4.1

Termination By The Executive Upon Mutual Agreement.  The Executive may not terminate the Executive’s employment during the course of this Agreement unless such termination is mutually agreed upon by the Executive and the Bank.  Should the Executive cease providing services to the Bank prior to the end of the Term without the consent of the Bank, the Bank shall have no obligation to pay the Executive any additional compensation beyond the Executive’s last day of active service, but for the remainder of the Term, the Executive shall not be employed or engaged or provide services to any other bank or financial institution that is located within 25 miles of any of the Bank’s offices or branches then in existence.

4.2

Termination By The Bank Without Cause.  The Bank may terminate the Executive’s employment without cause at any time during the term of this Agreement by giving the Executive three (3) months’ notice of such termination, during which period the Executive will continue to receive normal compensation and benefits to which the Executive would normally be entitled under the terms of this Agreement.  During the notice period, the Executive must fulfill all of the Executive’s duties and responsibilities and use the Executive’s best efforts to train and support the Executive’s replacement, if any.  Notwithstanding the foregoing, the Bank, at its option, may instruct the Executive during such period not to undertake any active duties on behalf of the Bank.

If the Executive is terminated under this section, within thirty (30) days following the conclusion of the notice period and receipt of the signed separation agreement described below, the Bank shall provide the Executive: (a) a lump sum payment consisting of an amount equal to the Executive’s Base Salary for the number of days left in the Term of the Agreement or for nine (9) months, whichever is greater; (b) a lump sum payment consisting of the Executive’s bonus target for the year in which the termination without cause occurs; and (c) payment by the Bank of the Executive’s COBRA coverage for the remainder of the Term of the Agreement or 18 months, whichever is less, provided the Executive is covered under the Bank’s health plan and timely elects continued coverage under COBRA.

The Executive expressly agrees and acknowledges that all payments and benefits referenced herein which may be paid to the Executive as a result of a Termination Without Cause are conditioned upon and subject to the Executive executing a valid separation agreement and general release, which includes a release of all claims the Executive may have against the Bank, and all of its respective subsidiaries, affiliates, directors, officers, employees, shareholders and agents (other than rights of indemnification, rights to directors and officers insurance, and any rights to accrued benefits under the employee benefit plans), a cooperation clause, a non-disparagement clause, and an affirmation of post-employment restrictions previously agreed to by the Executive.

4.3

Termination By The Bank For Cause.  The Bank may, at any time and without notice (except as required below), terminate the Executive for “cause”.  Termination by the Bank of the Executive for “cause” shall include but not be limited to termination based on any of the following grounds:  (a) fraud, misappropriation, embezzlement or acts of similar dishonesty; (b) conviction of a crime (other than a minor traffic offense); (c) illegal use of drugs or excessive use of alcohol in the workplace; (d) intentional and willful misconduct that may subject the Bank to criminal or civil liability; or (e) breach of the Executive’s duty of loyalty to the Bank or diversion or usurpation of corporate opportunities properly belonging to the Bank; (f) willful disregard of material Bank policies and procedures; and (g) insubordination or continued failure to satisfactorily perform the duties of the Executive’s position.  The Executive shall not be terminated for cause under subsection (f) or (g) unless the Bank first has provided the Executive with written notice that the Bank considers the Executive to be in violation of his obligations under those subsections and the Executive fails, within 30 days of such notice, to cure the conduct that has given rise to the notice.

In the event of a termination by the Bank with cause, the Executive shall be entitled to receive only that base salary earned on or before the Executive’s last day of active service and other post-employment benefits required by law or under Bank policy.  The Executive shall not be entitled to receive any portion of the Executive’s target bonus for the period in which the termination occurs but shall receive any accrued bonus for any performance period completed prior to the date of termination.

4.4

Termination By Death Or Disability.  The Executive’s employment and rights to compensation under this Agreement shall terminate if the Executive is unable to perform the duties of the Executive’s position due to death or disability, and the Executive, or the Executive’s heirs, beneficiaries, successors, or assigns, shall be entitled only to receive any compensation fully earned prior to the date of the Executive’s death or incapacitation due to disability and shall not be entitled to any other compensation or benefits, except: (a) to the extent specifically provided in this Agreement; (b) to the extent required by law; or (c) to the extent that such benefit plans or policies under which the Executive is covered provide a benefit to the Executive or to the Executive’s heirs, beneficiaries, successors, or assigns.

5.

CONFIDENTIALITY AND NONDISCLOSURE

5.1

Non-Disclosure of Confidential Information.  Executive recognizes that the Executive’s position with the Bank is one of the highest trust and confidence and that the Executive will have access to and contact with the trade secrets and confidential and proprietary business information of the Bank.  The Executive agrees that the Executive shall not, while employed by the Bank or thereafter, directly or indirectly, use for his own benefit or for the benefit of another, or disclose to another any trade secret or Confidential Information (as defined below) of the Bank, except such use or disclosure is in the discharge of executive’s duties and obligations on behalf of the Bank.

5.2

Definition of “Confidential Information”. For purposes of this Agreement, “Confidential Information” shall include proprietary or sensitive information, materials, knowledge, data or other information of the Bank not generally known or available to the public relating to (a) the services, products, customer lists, business plans, marketing plans, pricing strategies, or similar confidential information of the Bank or (b) the business of any Bank customer, including without limitation, knowledge of the customer’s current financial status, loans, or financial needs.

5.3

Return of Materials and Equipment.  Executive further agrees that all memoranda, notes, records, drawings, or other documents made or compiled by Executive or made available to Executive while employed by Bank concerning any Bank activity shall be the property of Bank and shall be delivered to Bank upon termination of Executive’s employment or at any other time upon request.  Executive also agrees to return any and all equipment belonging to the Bank on or before Executive’s last day of employment with Bank.

5.4

No Prior Restrictions.  The Executive hereby represents and warrants to the Bank that the execution, delivery, and performance of this Agreement does not violate any provision of any agreement or restrictive covenant which the Executive has with any former employer (a “Former Employer”). The Executive further acknowledges that to the extent the Executive has an obligation to the Former Employer not to disclose certain confidential information, the Executive intends to honor such obligation and the Bank hereby agrees not to knowingly request the Executive to disclose such confidential information.

6.

POST-EMPLOYMENT RESTRICTIONS

6.1

Non-Interference With Customers.  Executive further agrees that, during the Employment Period and for a period of twelve months thereafter, Executive shall not undertake to interfere with the Bank’s relationship with any Bank customer.  This means, among other things, that Executive shall refrain: (i) from making disparaging comments about the Bank or its management or employees to any customer; (ii) from attempting to persuade any customer to cease doing business with the Bank; or (iii) from soliciting any customer for the purpose of providing services competitive with the services provided by the Bank; or (iv) from assisting any person or entity in doing any of the foregoing.

6.2

Non-Solicitation and Non-Hiring of Employees.  Executive agrees that, for the term of Executive’s employment and for a period of one (1) year following the termination of Executive’s employment for any reason, the Executive shall not, directly or indirectly, on Executive’s own behalf or the behalf of another person or entity: (i) induce or attempt to induce any person employed by the Bank to leave their employment with the Bank; (ii) hire or employ, or attempt to hire or employ, any person employed by the Bank; or (iii) assist any other person or entity in the hiring of any person employed by the Bank.  These restrictions shall apply only where the services or products provided by the hiring entity are competitive with the services or products provided by the Bank.

6.3

Reasonableness.  Executive understands and acknowledges that the restrictions contained herein are reasonable in that they do not prohibit Executive from seeking employment with another financial institution or entity (except as set forth in Section 4.1 above), but merely restrict Executive’s ability, during the Employment Period and for a period of twelve months thereafter, to interfere with or hinder the Bank’s relationships with its employees and customers.

6.4

Remedies.  In the event that Executive breaches any of the covenants contained herein, the Bank shall be entitled to its remedies at law and in equity, including but not limited to compensatory and punitive damages, and payment of Executive of attorney’s fees and expenses of litigation incurred by the Bank in bringing an action to enforce the terms of this Agreement.  The parties also recognize that any breach of the covenants contained herein may result in irreparable damage and injury to the Bank which will not be adequately compensable in monetary damages, and that in addition to any remedy that the Bank may have at law, the Bank may obtain such preliminary or permanent injunction or decree as may be necessary to protect the Bank against, or on account of, any breach of the provisions contained herein.

7.

CHANGE IN CONTROL

In the event Executive’s employment is terminated within six (6) months prior or twelve (12) months following a Change in Control, the provisions of this section shall apply.

7.1

Change in Control Defined:  A “Change in Control” is deemed to have taken place if any of the following events occurs: (a) The shareholders of Rockingham Heritage Bank (hereinafter identified as “Premier”) approve a transaction for the merger, consolidation, or other combination of Premier or RHB with another corporation or business entity where Premier or RHB is not the Surviving Entity, as defined below; (b) The shareholders of Premier approve the sale of all or substantially all the assets of Premier or RHB where Premier or RHB is not the Surviving Entity, as defined below; or (c) A Person which does not presently hold at least 10% of the shares of Premier becomes, directly or indirectly, the beneficial owner of securities representing 50% or more of the voting power or the Premier's then outstanding securities. “Person” is defined as any individual, entity or group (within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934).

 7.2

“Surviving Entity” Defined.  Premier or Rockingham Heritage Bank shall not be considered the “Surviving Entity” of a transaction described in subparagraphs (a) and (b) if the individuals who constitute the Board of Directors on the date one day prior to the closing date of the transaction cease to constitute a majority of the board of directors of the Surviving Entity at any time within the three months following the transaction.  The surviving entity, if not Premier or Rockingham Heritage Bank, shall hereinafter be known as the “Successor Employer”.

7.3

Payout Events.  The Executive shall be entitled to the full and complete rights afforded by this section if, during the period that begins six (6) months prior to the Closing Date of a Change in Control event and that ends twelve (12) months following the Closing Date of a Change in Control event, the Executive: (a) is involuntarily terminated by the Bank or the Successor Employer, unless such termination is for Cause, as such term is defined in this Agreement; or (b) resigns from employment with the Bank or the Successor Employer following a reduction in the Executive’s base salary or bonus opportunity; or (c) is required by the Bank or the Successor Employer to relocate the Executive’s place of employment to a location more than 25 miles from the Executive’s current place of employment.  “Closing Date” shall mean the date on which such transaction or stock purchase is signed and finalized.

7.4

Benefits Under This Section.  If any of the Payout Events described above occurs, Executive shall be entitled to receive, in addition to any other post-employment benefits to which Executive may be entitled under Bank policy, the following compensation and benefits, provided Executive has executed the separation agreement and general release described in Section 4.2 above: (a) a lump sum severance payment in the amount of base salary and target bonus for the greater of (i) the remainder of the applicable Term under this Agreement or (ii) twelve (12) months; and (b) payment by the Bank of Executive’s COBRA coverage for twelve (12) months, provided Executive is covered under the Bank’s health plan and timely elects continued coverage under COBRA.  The compensation to be paid under this section shall offset any compensation owed the Executive for the same period under this Agreement and is not intended to provide double compensation to the Executive for any period of time.  To the extent permitted under the terms of the Bank's stock option plan and/or stock option agreements with Executive, Executive also shall fully vest in any options or restricted stock in the event of a change in control.

7.5

Excess Payments.  If either the Bank or the Executive receives notice from an independent tax counsel or certified public accounting firm acting on behalf of the Bank (the “Tax Advisor”), that the payment by the Bank to the Executive under this Agreement or otherwise would be considered to be an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or any successor statute then in effect (the “Code”), the aggregate payments by the Bank pursuant to this Agreement shall be reduced to the highest amount that may be paid to the Executive by the Bank under this Agreement without having any portion of any amount payable to the Executive by the Bank or a related entity under this Agreement or otherwise treated as such an “excess parachute payment”, and, if permitted by applicable law and without adverse tax consequence, such reduction shall be made to the last payment due hereunder.  Any payments made by the Bank to the Executive under this Agreement which are later confirmed by the Tax Advisor to be “excess parachute payments” shall be considered by all parties to have been a loan by the Bank to the Executive, which loan shall be repaid by the Executive upon demand together with interest calculated at the lowest interest rate authorized for such loans under the Code without a requirement that further interest be imputed.

8.

GENERAL PROVISIONS.

8.1

Notices.  All notices and other communications required or permitted by this Agreement to be delivered by the Bank or the Executive to the other party shall be delivered in writing, either personally or by registered, certified or express mail, return receipt requested, postage prepaid, respectively, to the headquarters of the Bank, or to the address of record of the Executive on file at the Bank.

8.2

Amendments: Entire Agreement.  This Agreement may not be amended or modified except by a writing executed by all of the parties hereto.  This Agreement, including any addendums hereto, constitutes the entire agreement between the Executive and the Bank relating in any way to the employment of Executive by the Bank, and supersedes all prior discussions, understandings and agreements between them with respect thereto.

8.3

Successors and Assigns.  This Agreement is personal to Executive and shall not be assignable by Executive.  The Bank will assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other reorganization to which the Bank is a party, or  (b) any corporation, partnership, association or other person to which the Bank may transfer all or substantially all of the assets and business of the Bank existing at such time, or (c) the parent of Bank.  All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

8.4

Severability: Provisions Subject to Applicable Law.  All provisions of this Agreement shall be applicable only to the extent that they do not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, illegal or unenforceable under any applicable law.  If any provision of this Agreement or any application thereof shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of other provisions of this Agreement or of any other application of such provision shall in no way be affected thereby.

8.5

Waiver of Rights.  No waiver by the Bank or Executive of a right or remedy hereunder shall be deemed to be a waiver of any other right or remedy or of any subsequent right or remedy of the same kind.

8.6

Definitions, Headings, and Number.  A term defined in any part of this Agreement shall have the defined meaning wherever such term is used herein.  The headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Employment Agreement.

8.7

Governing Law.  This Agreement and the parties’ performance hereunder shall be governed by and interpreted under the laws of the Commonwealth Of Virginia.  Executive agrees to submit to the jurisdiction of the courts of the Commonwealth Of Virginia, and that venue for any action arising out of this Agreement or the parties’ performance hereunder shall be in the Circuit Court for the County of Fairfax, Virginia.

8.8.

Attorneys’ Fees.  In the event of a dispute arising out of the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs.

8.9

Construction and Interpretation.  This Agreement has been discussed and negotiated by, all parties hereto and their counsel and shall be given a fair and reasonable interpretation in accordance with the terms hereof, without consideration or weight being given to its having been drafted by any party hereto or its counsel.

IN WITNESS WHEREOF, the Bank and the Executive have executed and delivered this Agreement as of the date written below.

EXECUTIVE

ROCKINGHAM HERITAGE BANK

_______________________________

By: ____________________________

Thomas M. Boyd, Jr.

Date

       John K. Stephens

Date

Title: President & Chief Executive Officer

Exhibit C

EXECUTIVE EMPLOYMENT AGREEMENT OF PRESTON MOORE

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as the date of the last signature affixed hereto between ALBEMARLE FIRST BANK (the "Bank") a division of Rockingham Heritage Bank ("RHB”), and PRESTON MOORE. (“Executive”).

1.

EMPLOYMENT DUTIES AND RESPONSIBILITIES

1.1

Position and Title. The Bank hereby agrees to employ the Executive as Executive Vice President and Chief Lending Officer and the Executive hereby accepts such position and agrees to serve the Bank in such capacity during the employment period set forth in Section 2 below, subject to earlier termination as provided hereunder (the “Employment Period”). The Executive shall perform such job duties and responsibilities as determined in discussion with Thomas M. Boyd, Jr. President and CEO of the Bank, and in accordance with Rockingham Heritage Bank’s Bylaws. The Bank shall retain the right to modify the Executive’s job title and responsibilities pursuant to the legitimate business needs of the Bank, provided that any such modification in title or responsibilities is consistent with the Executive’s expertise and training.

1.2

Reporting Relationship. The Executive shall report to Thomas Boyd, (the “Executive’s Manager”), although RHB shall retain the right to modify such reporting relationship pursuant to the legitimate business needs of the Bank. The Executive shall be subject to, and shall act in accordance with, all reasonable legal instructions and directions of the Executive’s Manager which are commensurate with duties and responsibilities of similar level executives of institutions comparable to the Bank, as well as any other duties as may from time to time be reasonably assigned by the Bank that are commensurate with Executive’s position.

1.3

Bank Policies and Procedures. The Executive agrees to abide by all applicable policies and procedures of RHB and the Bank.

1.4

Full Attention. During the Employment Period, excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote the Executive’s full business time, energy and attention to the performance of the Executive’s duties and responsibilities hereunder. During the Employment Period, the Executive shall at all times operate in accordance with the Bank’s Ethics Policy and may not, without the prior written consent of the Board, operate, participate in the management, operations or control of, or act as an employee, officer, consultant, agent or representative of, any other entity or business that is not related to the Bank, provided that it shall not be a violation of the foregoing for the Executive: (i) to act or serve as a director on the boards of directors of any type of non-profit civil, cultural, philanthropic or professional organization; (ii) to manage the Executive’s own personal passive investments; or (c) to serve, with the written consent of the Executive’s Manager, on the board of directors of for-profit entities, so long as such activities do not violate the Bank’s policy on external directorship or materially interfere with the performance of the Executive’s duties and responsibilities to the Bank as provided hereunder.

2.

TERM OF EMPLOYMENT.

2.1

Effective Date. The Effective Date of this Agreement shall be the date that Rockingham Heritage Bank closes on the merger with Albemarle First Bank, Inc.

2.2.

Initial Term. The Bank agrees to employ the Executive and the Executive hereby agrees to serve the Bank in accordance with the terms and conditions set forth herein, for an initial term of two (2) years commencing on the Effective Date of this Agreement ("Initial Term"), unless such Agreement is earlier terminated as expressly provided herein.

2.3.

Renewal Term. The Term shall be extended for an additional one (1) year term at the conclusion of the Initial Term, and then again after each successive term thereafter (such one year terms hereinafter “Renewal Term”), unless either party terminates this Agreement at the end of the Initial Term or any Renewal Term, by giving the other party written notice of intent not to renew, delivered at least ninety (90) days prior to the end of the Initial Term or any Renewal Term. In the event such notice of intent not to renew is properly delivered, this Agreement shall expire at the end of the initial term or successive term then in progress, except with respect to any obligations which explicitly by their terms survive the termination of this Agreement.

3.

COMPENSATION

3.1

Base Salary. The Bank shall pay to the Executive, and the Executive shall accept from the Bank, a monthly base salary of $9,583.33 ($115,000.00 annually), payable on the Bank’s standard pay schedule, provided that the Executive has provided service to the Bank during the specified pay period. The Executive’s base salary may not be decreased at any time during this Agreement without the express written consent of the Executive. The base salary may be increased at the sole discretion of the Bank, but nothing herein shall be deemed to require any such increase.

3.2

Incentive Compensation/Bonus. The Executive may be eligible to receive a bonus based upon satisfactory achievement of personal performance objectives and business performance objectives as set forth in RHB's existing bonus program as amended from time to time.

3.3

Stock Options. Executive will receive options to purchase up to 5,000 shares of RHB’s holding company’s stock upon closing of the merger in accordance with RHB’s vesting schedule, which vests 25% of the options (1250 shares) upon the Effective Date, and 25% (1250 shares per year) on each anniversary date of the Effective Date for three years, and thereafter shall be eligible for stock options and/or restricted stock at the sole discretion of RHB.

3.4.

Expenses. The Executive shall be entitled to reimbursement of pre-approved business expenses that are incurred in the furtherance of the Bank business and are consistent with RHB's policies and guidelines.

3.5

Benefits. The Executive shall receive such health, dental, personal disability, Flexible Spending Account, life insurance and paid time-off benefits as are provided to similarly situated officers of RHB.

4.

TERMINATION OF EMPLOYMENT

The Executive’s employment with the Bank may be terminated, prior to the expiration of any term of this Employment Agreement, in accordance with any of the following provisions:

4.1

Termination By The Executive Upon Mutual Agreement. The Executive may not terminate the Executive’s employment during the course of this Agreement unless such termination is mutually agreed upon by the Executive and the Bank. Should the Executive cease providing services to the Bank prior to the end of the Term without the consent of the Bank, the Bank shall have no obligation to pay the Executive any additional compensation beyond the Executive’s last day of active service, but for the remainder of the Term, the Executive shall not be employed or engaged or provide services to any other bank or financial institution that is located within 25 miles of any of the Bank’s offices or branches then in existence.

4.2

Termination By The Bank Without Cause. The Bank may terminate the Executive’s employment without cause at any time during the term of this Agreement by giving the Executive three (3) months’ notice of such termination, during which period the Executive will continue to receive normal compensation and benefits to which the Executive would normally be entitled under the terms of this Agreement. During the notice period, the Executive must fulfill all of the Executive’s duties and responsibilities and use the Executive’s best efforts to train and support the Executive’s replacement, if any. Notwithstanding the foregoing, the Bank, at its option, may instruct the Executive during such period not to undertake any active duties on behalf of the Bank.

If the Executive is terminated under this section, within thirty (30) days following the conclusion of the notice period and receipt of the signed separation agreement described below, the Bank shall provide the Executive: (a) a lump sum payment consisting of an amount equal to the Executive’s Base Salary for the number of days left in the Term of the Agreement or for nine (9) months, whichever is greater; (b) a lump sum payment consisting of the Executive’s bonus target for the year in which the termination without cause occurs; and (c) payment by the Bank of the Executive’s COBRA coverage for the remainder of the Term of the Agreement or 18 months, whichever is less, provided the Executive is covered under the Bank’s health plan and timely elects continued coverage under COBRA.

The Executive expressly agrees and acknowledges that all payments and benefits referenced herein which may be paid to the Executive as a result of a Termination Without Cause are conditioned upon and subject to the Executive executing a valid separation agreement and general release, which includes a release of all claims the Executive may have against the Bank, and all of its respective subsidiaries, affiliates, directors, officers, employees, shareholders and agents (other than rights of indemnification, rights to directors and officers insurance, and any rights to accrued benefits under the employee benefit plans), a cooperation clause, a non-disparagement clause, and an affirmation of post-employment restrictions previously agreed to by the Executive.

4.3

Termination By The Bank For Cause. The Bank may, at any time and without notice (except as required below), terminate the Executive for “cause”. Termination by the Bank of the Executive for “cause” shall include but not be limited to termination based on any of the following grounds:  (a) fraud, misappropriation, embezzlement or acts of similar dishonesty; (b) conviction of a crime (other than a minor traffic offense); (c) illegal use of drugs or excessive use of alcohol in the workplace; (d) intentional and willful misconduct that may subject the Bank to criminal or civil liability; or (e) breach of the Executive’s duty of loyalty to the Bank or diversion or usurpation of corporate opportunities properly belonging to the Bank; (f) willful disregard of material Bank policies and procedures; and (g) insubordination or continued failure to satisfactorily perform the duties of the Executive’s position. The Executive shall not be terminated for cause under subsection (f) or (g) unless the Bank first has provided the Executive with written notice that the Bank considers the Executive to be in violation of his obligations under those subsections and the Executive fails, within 30 days of such notice, to cure the conduct that has given rise to the notice.

In the event of a termination by the Bank with cause, the Executive shall be entitled to receive only that base salary earned on or before the Executive’s last day of active service and other post-employment benefits required by law or under Bank policy. The Executive shall not be entitled to receive any portion of the Executive’s target bonus for the period in which the termination occurs but shall receive any accrued bonus for any performance period completed prior to the date of termination.

4.4

Termination By Death Or Disability. The Executive’s employment and rights to compensation under this Agreement shall terminate if the Executive is unable to perform the duties of the Executive’s position due to death or disability, and the Executive, or the Executive’s heirs, beneficiaries, successors, or assigns, shall be entitled only to receive any compensation fully earned prior to the date of the Executive’s death or incapacitation due to disability and shall not be entitled to any other compensation or benefits, except: (a) to the extent specifically provided in this Agreement; (b) to the extent required by law; or (c) to the extent that such benefit plans or policies under which the Executive is covered provide a benefit to the Executive or to the Executive’s heirs, beneficiaries, successors, or assigns.

5.

CONFIDENTIALITY AND NONDISCLOSURE

5.1

Non-Disclosure of Confidential Information. Executive recognizes that the Executive’s position with the Bank is one of the highest trust and confidence and that the Executive will have access to and contact with the trade secrets and confidential and proprietary business information of the Bank. The Executive agrees that the Executive shall not, while employed by the Bank or thereafter, directly or indirectly, use for his own benefit or for the benefit of another, or disclose to another any trade secret or Confidential Information (as defined below) of the Bank, except such use or disclosure is in the discharge of executive’s duties and obligations on behalf of the Bank.

5.2

Definition of “Confidential Information”. For purposes of this Agreement, “Confidential Information” shall include proprietary or sensitive information, materials, knowledge, data or other information of the Bank not generally known or available to the public relating to (a) the services, products, customer lists, business plans, marketing plans, pricing strategies, or similar confidential information of the Bank or (b) the business of any Bank customer, including without limitation, knowledge of the customer’s current financial status, loans, or financial needs.

5.3

Return of Materials and Equipment. Executive further agrees that all memoranda, notes, records, drawings, or other documents made or compiled by Executive or made available to Executive while employed by Bank concerning any Bank activity shall be the property of Bank and shall be delivered to Bank upon termination of Executive’s employment or at any other time upon request. Executive also agrees to return any and all equipment belonging to the Bank on or before Executive’s last day of employment with Bank.

5.4

No Prior Restrictions. The Executive hereby represents and warrants to the Bank that the execution, delivery, and performance of this Agreement does not violate any provision of any agreement or restrictive covenant which the Executive has with any former employer (a “Former Employer”). The Executive further acknowledges that to the extent the Executive has an obligation to the Former Employer not to disclose certain confidential information, the Executive intends to honor such obligation and the Bank hereby agrees not to knowingly request the Executive to disclose such confidential information.

6.

POST-EMPLOYMENT RESTRICTIONS

6.1

Non-Interference With Customers. Executive further agrees that, during the Employment Period, and for a period of twelve months thereafter or until the period covered by any post-employment severance payments cease (lump sum payments shall be allocated on a per month basis for this purpose), whichever is less, Executive shall not undertake to interfere with the Bank’s relationship with any Bank customer. This means, among other things, that Executive shall refrain: (i) from making disparaging comments about the Bank or its management or employees to any customer; (ii) from attempting to persuade any customer to cease doing business with the Bank; or (iii) from soliciting any customer for the purpose of providing services competitive with the services provided by the Bank; or (iv) from assisting any person or entity in doing any of the foregoing.

6.2

Non-Solicitation and Non-Hiring of Employees. Executive agrees that, for the term of Executive’s employment and for a period of one (1) year following the termination of Executive’s employment for any reason, the Executive shall not, directly or indirectly, on Executive’s own behalf or the behalf of another person or entity: (i) induce or attempt to induce any person employed by the Bank to leave their employment with the Bank; (ii) hire or employ, or attempt to hire or employ, any person employed by the Bank; or (iii) assist any other person or entity in the hiring of any person employed by the Bank. These restrictions shall apply only where the services or products provided by the hiring entity are competitive with the services or products provided by the Bank.

6.3

Reasonableness. Executive understands and acknowledges that the restrictions contained herein are reasonable in that they do not prohibit Executive from seeking employment with another financial institution or entity (except as set forth in Section 4.1 above), but merely restrict Executive’s ability, during the Employment Period and for a period of twelve months thereafter, to interfere with or hinder the Bank’s relationships with its employees and customers.

6.4

Remedies. In the event that Executive breaches any of the covenants contained herein, the Bank shall be entitled to its remedies at law and in equity, including but not limited to compensatory and punitive damages, and payment of Executive of attorney’s fees and expenses of litigation incurred by the Bank in bringing an action to enforce the terms of this Agreement. The parties also recognize that any breach of the covenants contained herein may result in irreparable damage and injury to the Bank which will not be adequately compensable in monetary damages, and that in addition to any remedy that the Bank may have at law, the Bank may obtain such preliminary or permanent injunction or decree as may be necessary to protect the Bank against, or on account of, any breach of the provisions contained herein.

7.

CHANGE IN CONTROL

In the event Executive’s employment is terminated within six (6) months prior or twelve (12) months following a Change in Control, the provisions of this section shall apply.

7.1

Change in Control Defined:  A “Change in Control” is deemed to have taken place if any of the following events occurs: (a) The shareholders of the parent holding company of Rockingham Heritage Bank (hereinafter identified as “Premier”) approve a transaction for the merger, consolidation, or other combination of Premier or RHB with another corporation or business entity where Premier or RHB is not the Surviving Entity, as defined below; (b) The shareholders of Premier approve the sale of all or substantially all the assets of Premier or RHB where Premier or RHB is not the Surviving Entity, as defined below; or (c) A Person which does not presently hold at least 10% of the shares of Premier becomes, directly or indirectly, the beneficial owner of securities representing 50% or more of the voting power or Premier’s then outstanding securities. “Person” is defined as any individual, entity or group (within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934).

 7.2

“Surviving Entity” Defined. Premier or Rockingham Heritage Bank shall not be considered the “Surviving Entity” of a transaction described in subparagraphs (a) and (b) if the individuals who constitute the Board of Directors on the date one day prior to the closing date of the transaction cease to constitute a majority of the board of directors of the Surviving Entity at any time within the three months following the transaction. The surviving entity, if not Premier or Rockingham Heritage Bank, shall hereinafter be known as the “Successor Employer”.

7.3

Payout Events.  The Executive shall be entitled to the full and complete rights afforded by this section if, during the period that begins six (6) months prior to the Closing Date of a Change in Control event and that ends twelve (12) months following the Closing Date of a Change in Control event, the Executive: (a) is involuntarily terminated by the Bank or the Successor Employer, unless such termination is for Cause, as such term is defined in this Agreement; or (b) resigns from employment with the Bank or the Successor Employer following a reduction in the Executive’s base salary or bonus opportunity; or (c) is required by the Bank or the Successor Employer to relocate the Executive’s place of employment to a location more than 25 miles from the Executive’s current place of employment. “Closing Date” shall mean the date on which such transaction or stock purchase is signed and finalized.

7.4

Benefits Under This Section. If any of the Payout Events described above occurs, Executive shall be entitled to receive, in addition to any other post-employment benefits to which Executive may be entitled under Bank policy, the following compensation and benefits, provided Executive has executed the separation agreement and general release described in Section 4.2 above: (a) a lump sum severance payment in the amount of base salary and target bonus for the greater of (i) the remainder of the applicable Term under this Agreement or (ii) twelve (12) months; and (b) payment by the Bank of Executive’s COBRA coverage for twelve (12) months, provided Executive is covered under the Bank’s health plan and timely elects continued coverage under COBRA. The compensation to be paid under this section shall offset any compensation owed the Executive for the same period under this Agreement and is not intended to provide double compensation to the Executive for any period of time. To the extent permitted under the terms of the Bank's stock option plan and/or stock option agreements with Executive, Executive also shall fully vest in any options or restricted stock in the event of a change in control.

7.5

Excess Payments. If either the Bank or the Executive receives notice from an independent tax counsel or certified public accounting firm acting on behalf of the Bank (the “Tax Advisor”), that the payment by the Bank to the Executive under this Agreement or otherwise would be considered to be an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, or any successor statute then in effect (the “Code”), the aggregate payments by the Bank pursuant to this Agreement shall be reduced to the highest amount that may be paid to the Executive by the Bank under this

Agreement without having any portion of any amount payable to the Executive by the Bank or a related entity under this Agreement or otherwise treated as such an “excess parachute payment”, and, if permitted by applicable law and without adverse tax consequence, such reduction shall be made to the last payment due hereunder. Any payments made by the Bank to the Executive under this Agreement which are later confirmed by the Tax Advisor to be “excess parachute payments” shall be considered by all parties to have been a loan by the Bank to the Executive, which loan shall be repaid by the Executive upon demand together with interest calculated at the lowest interest rate authorized for such loans under the Code without a requirement that further interest be imputed.

8.

GENERAL PROVISIONS.

8.1

Notices. All notices and other communications required or permitted by this Agreement to be delivered by the Bank or the Executive to the other party shall be delivered in writing, either personally or by registered, certified or express mail, return receipt requested, postage prepaid, respectively, to the headquarters of the Bank, or to the address of record of the Executive on file at the Bank.

8.2

Amendments: Entire Agreement. This Agreement may not be amended or modified except by a writing executed by all of the parties hereto. This Agreement, including any addendums hereto, constitutes the entire agreement between the Executive and the Bank relating in any way to the employment of Executive by the Bank, and supersedes all prior discussions, understandings and agreements between them with respect thereto.

8.3

Successors and Assigns. This Agreement is personal to Executive and shall not be assignable by Executive. The Bank will assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other reorganization to which the Bank is a party, or  (b) any corporation, partnership, association or other person to which the Bank may transfer all or substantially all of the assets and business of the Bank existing at such time, or (c) the parent of Bank. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

8.4

Severability: Provisions Subject to Applicable Law. All provisions of this Agreement shall be applicable only to the extent that they do not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, illegal or unenforceable under any applicable law. If any provision of this Agreement or any application thereof shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of other provisions of this Agreement or of any other application of such provision shall in no way be affected thereby.

8.5

Waiver of Rights. No waiver by the Bank or Executive of a right or remedy hereunder shall be deemed to be a waiver of any other right or remedy or of any subsequent right or remedy of the same kind.

8.6

Definitions, Headings, and Number. A term defined in any part of this Agreement shall have the defined meaning wherever such term is used herein. The headings contained in this Agreement are for reference purposes only and shall not affect in any manner the meaning or interpretation of this Employment Agreement.

8.7

Governing Law. This Agreement and the parties’ performance hereunder shall be governed by and interpreted under the laws of the Commonwealth Of Virginia. Executive agrees to submit to the jurisdiction of the courts of the Commonwealth Of Virginia, and that venue for any action arising out of this Agreement or the parties’ performance hereunder shall be in the Circuit Court for the County of Fairfax, Virginia.

8.8.

Attorneys’ Fees. In the event of a dispute arising out of the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs.

8.9

Construction and Interpretation. This Agreement has been discussed and negotiated by, all parties hereto and their counsel and shall be given a fair and reasonable interpretation in accordance with the terms hereof, without consideration or weight being given to its having been drafted by any party hereto or its counsel.

IN WITNESS WHEREOF, the Bank and the Executive have executed and delivered this Agreement as of the date written below.

EXECUTIVE

ROCKINGHAM HERITAGE BANK

_______________________________

By: ____________________________________

Preston Moore

Date

John K. Stephens

Date

Title: President & Chief Executive Officer

Exhibit 5.7

Form of Affiliate Letter

[Date of Closing]

Board of Directors

Premier Community Bankshares, Inc.

4095 Valley Pike

Winchester, VA 22602

Attention:

Donald L. Unger

Ladies and Gentlemen:

I have been advised that I have been identified as a possible “affiliate” of Albemarle First Bank, a Virginia corporation (“Company”), as that term is defined for purposes of paragraphs (c) and (d) of Rule 145, or paragraph (b) of Rule 144, of the rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the terms of an Agreement and Plan of Merger, dated as of the 12th day of January, 2005 (the “Agreement”), by and between Rockingham Heritage Bank, a Virginia corporation (“Rockingham Heritage”), and Company, and joined in by Premier Community Bankshares, Inc., a Virginia corporation (“Parent”), Company will merge with and into Rockingham Heritage, a wholly-owned subsidiary of Parent, with Rockingham Heritage being the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). As a result of the Merger, I will receive shares of common stock, par value $1.00 per share, of Parent (“Parent Common Stock”) in exchange for shares of common stock, par value $4.00 per share, of Company at the effective time of the Merger as determined pursuant to the Merger Agreement.

A.

In connection therewith, I represent, warrant and agree that:

1.

I shall not make any sale, transfer or other disposition of the shares of Parent Common Stock that I receive as a result of the Merger in violation of the Securities Act or the rules and regulations thereunder.

2.

I have been advised that the issuance of shares of Parent Common Stock to me as a result of the Merger has been registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, because, at the time that the Merger was submitted for a vote of the shareholders of Company, I may have been an “affiliate” of Company and the disposition by me of the shares of Parent Common Stock that I will receive as a result of the Merger has not been registered under the Securities Act, I must hold such shares indefinitely unless:

(i)

a registration statement under the Securities Act covering such disposition of such shares is effective and a prospectus is made available under the Securities Act;

(ii)

such disposition is made within the limits and in accordance with the applicable provisions of Rule 145 under the Securities Act, unless the undersigned is then an affiliate of Parent, in which case within the limits and in accordance with the applicable provisions of Rule 144 under the Securities Act; or

(iii)

such disposition is pursuant to a transaction that, in the opinion of counsel in form and substance reasonably satisfactory to Parent or as described in a “no-action” or interpretive letter from the staff of the Securities and Exchange Commission (the “Commission”), is not required to be registered under the Securities Act.

3.

I have carefully read this letter agreement and the Merger Agreement and have discussed the requirements of the Merger Agreement and other limitations upon the sale, transfer or other disposition of the shares of Parent Common Stock that I will receive as a result of the Merger, to the extent I have felt necessary, with my counsel or with counsel for Company.

B.

Furthermore, in connection with the matters set forth herein, I understand and agree that:

1.

Parent shall not be bound by any attempted sale, transfer or other disposition of the shares of Parent Common Stock that I will receive as a result of the Merger unless such disposition has been effected in compliance with the terms of this letter agreement.

2.

Parent is under no further obligation to register the sale, transfer or other disposition of the shares of Parent Common Stock that I will receive as a result of the Merger or to take any other action necessary in order to make compliance with an exemption from registration available in any jurisdiction, except as set forth in paragraph C below.

3.

Stop transfer instructions will be given to Parent’s transfer agent with respect to the shares of Parent Common Stock that I will receive as a result of the Merger, and there will be placed on the certificates representing such shares, or any certificates delivered in substitution therefor, a legend stating in substance:

2

The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933, as amended, applies. A stop transfer order with respect to this certificate has been issued to the transfer agent. The shares represented hereby will be transferred on the books of Premier Community Bankshares only upon delivery to the transfer agent of evidence, reasonably satisfactory to Premier Community Bankshares, that such transfer complies in all material respects with the provisions o f the Securities Act of 1933 and the rules and regulations thereunder.

4.

Unless the transfer by me of my shares of Parent Common Stock is a disposition made in conformity with the provisions of Rule 145 under the Securities Act or made pursuant to a registration under the Securities Act, Parent reserves the right to put the following legend on the certificates issued to my transferee:

The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and no transfer, sale, assignment, pledge, hypothecation or other disposition of the shares represented by this certificate may be made except (a) pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or (b) pursuant to an exemption from the provisions of Section 5 of the Securities Act, and the rules and regulations in effect thereunder, and applicable state securities laws.

It is understood and agreed that the legends set forth above shall be removed and substitute certificates shall be delivered without any such legend, and Parent’s transfer agent will be instructed to effectuate transfers of shares of Parent Common Stock, if the undersigned delivers to Parent an opinion of counsel in form and substance reasonably satisfactory to Parent or a letter from the staff of the Commission to the effect that such legend is not required for the purposes of the Securities Act.

[Signature page follows]

3

Very truly yours,

_____________________________________

(Signature)

_____________________________________

(Print Name)

Agreed and accepted as of this

____ day of ________, 2006

Premier Community Bankshares, Inc.

By: _____________________________

Name:___________________________

Title:____________________________

4

Exhibit 8.4

Form of Company Counsel Legal Opinion

[Date of Closing]

Board of Directors

Premier Community Bankshares, Inc.

4095 Valley Pike

Winchester, VA 22602

Attention:

Donald L. Unger

RE:

Agreement and Plan of Merger (the “Merger Agreement”) made and entered into as of the __ day of January, 2006, by and between Rockingham Heritage Bank, a Virginia corporation (“Rockingham Heritage”), and Albemarle First Bank, a Virginia corporation (“Company”), and joined in by Premier Community Bankshares, Inc., a Virginia corporation.

Ladies and Gentlemen:

We have acted as counsel to the Company in connection with the merger of Company with and into Rockingham Heritage (the “Merger”) upon the terms and conditions set forth in the Merger Agreement.

At your request, and with the Company’s authorization, we provide you with our opinion pursuant to Section 8.4 of the Merger Agreement. Capitalized terms that are not otherwise defined herein have the same meanings given to them in the Merger Agreement.

In rendering the opinions expressed herein, we have examined the executed Merger Agreement, the documents described therein and attached thereto as Exhibits and Schedules, and the ancillary agreements (collectively, the “Transaction Documents”). We have also examined such other documents and records and considered such matters of law as we have deemed necessary to enable use to render the opinions expressed herein.

With respect to various factual matters material to our opinions, we have relied, to the extent that we deemed such reliance proper, upon certificates from officers of Company and upon certificates of public officials. We have assumed the correctness of the factual matters contained in such reliance sources and have not acquired any information giving us knowledge, without any independent investigation for the purpose, that such factual matters are incorrect.

We have assumed (i) except with respect to the Company, the genuineness of all signatures on and the due authorization, execution and delivery of the Transaction Documents and the validity and binding effect thereof, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the originals of all documents submitted to us as copies, and (iv) except with respect to the Company, the legal capacity of natural persons.

In addition to the foregoing, we have also assumed (i) that, with respect to each party other than the Company, there is no legal restriction which would prohibit or limit the consummation of any of the transactions contemplated by the Transaction Documents; (ii) except as expressed below with respect to the Company, that each of the parties to the Transaction Documents has properly applied for and obtained all necessary consents, approvals, authorizations, orders, registrations or qualifications of any governmental authority which is required for its execution, delivery and performance of, and actions under, the Transaction Documents; and (iii) that each party (other than the Company) to the Transaction Documents has taken all necessary actions on its part in order to permit the Transaction Documents to be enforceable on such party in accordance with the terms thereof.

Our opinions are limited to present statutes, regulations and judicial interpretations and the facts as they exist on the date this opinion is issued. We further express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any proposed or pending regulations or policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the Merger or any aspect thereof.

Whenever we state our opinion to be to our knowledge or known to us, we mean that during our representation of the Company, our attorneys have not made an investigation to acquire, and have not acquired, actual knowledge of the existence or absence of the facts forming the basis for such opinion but without such investigation do not have information which contradicts the existence or absence of the facts forming the basis for such opinion.

Except as expressly noted, the opinions expressed herein are limited in all respects to the application of the law of the Commonwealth of Virginia.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, we give you our opinions as follows:

1.

Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

2.

The Company has all requisite power and authority, corporate and otherwise, to enter into each of the Transaction Documents to which it is a party, to carry out and perform its obligations under each of the Transaction Documents to which it is a party, and to consummate the transactions contemplated in each of the Transaction Documents to which it is a party.

3.

The execution, delivery, and performance of the Transaction Documents have been duly authorized by all requisite action, corporate and otherwise, and the Company has duly executed and delivered each of the Transaction Documents to which it is a party.

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4.

The Transaction Documents to which the Company is a party are legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms except to the extent that their enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in an action at law or a suit in equity), including the availability of equitable remedies, (iii) procedural requirements of law applicable to the exercise of creditors’ rights generally, and (iv) judicial discretion inherent in the forum addressing enforceability.

The opinion expressed in paragraph 4 above with respect to the Transaction Documents being enforceable against the Company is subject to the following limitations and qualifications:  (i) we express no opinion that provisions conferring equitable remedies by agreement are enforceable; (ii) enforceability may be limited by an implied covenant of good faith and fair dealing or by a requirement of conscionability; (iii) we express no opinion that jurisdiction may be conferred on a judicial forum by agreement where such jurisdiction is not otherwise provided by law; (iv) we express no opinion on the enforceability of any “severability” provision under circumstances in which portions of the Transaction Documents that are necessary to achieve the essential purpose thereof are determined to be unenforceable; (v) we express no opinion with respect to any provision of the Transaction Documents providing that no waiver shall be effective unless in a writing signed by the parties in circumstances where a waiver is based upon an oral waiver or course of dealing acquiesced in or accepted by one of the parties; and (vi) we express no opinion that a party’s failure to act or indulgence of a failure to act may not constitute a waiver or estoppel by course of dealing.

The opinions expressed herein are for your benefit alone and may not, without our prior written consent, be distributed to or relied upon by any other person. Our opinions are expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring. Our opinions are limited to the matters expressly stated; no opinion is implied or may be inferred beyond such matters.

Very truly yours,

Troutman Sanders LLP

By __________________________

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Exhibit 9.7

Form of Premier and Rockingham Heritage Counsel Legal Opinion

[Date of Closing]

Board of Directors

Albemarle First Bank

1265 Seminole Trail

Charlottesville, VA 22901

Attention: Thomas M. Boyd, Jr.

RE:

Agreement and Plan of Merger (the “Merger Agreement”) made and entered into as of the __ day of January, 2006, by and between Rockingham Heritage Bank, a Virginia corporation (“Rockingham Heritage”), and Albemarle First Bank, a Virginia corporation (“Company”), and joined in by Premier Community Bankshares, Inc., a Virginia corporation (“Premier”)

Ladies and Gentlemen:

We have acted as counsel to Premier and Rockingham Heritage in connection with the merger of Company with and into Rockingham Heritage (the “Merger”) upon the terms and conditions set forth in the Merger Agreement.

At your request, and with Premier’s and Rockingham Heritage’s authorization, we provide you with our opinion pursuant to Section 9.7 of the Merger Agreement. Capitalized terms that are not otherwise defined herein have the same meanings given to them in the Merger Agreement.

In rendering the opinions expressed herein, we have examined the executed Merger Agreement, the documents described therein and attached thereto as Exhibits and Schedules, and the ancillary agreements (collectively, the “Transaction Documents”). We have also examined such other documents and records and considered such matters of law as we have deemed necessary to enable use to render the opinions expressed herein.

With respect to various factual matters material to our opinions, we have relied, to the extent that we deemed such reliance proper, (i) upon representations made to us by the officers of Premier and Rockingham Heritage, (ii) upon the representations and warranties of the officers of the Company in the Transaction Documents, as applicable, and (iii) upon certificates of certain public officials. We have assumed the correctness of the factual matters contained in such reliance sources and have not acquired any information giving us knowledge, without any independent investigation for the purpose, that such factual matters are incorrect.

We have assumed (i) except with respect to Premier and Rockingham Heritage, the genuineness of all signatures on and the due authorization, execution and delivery of the Transaction Documents and the validity and binding effect thereof, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the originals of all documents submitted to us as copies, and (iv) the legal capacity of natural persons.

In addition to the foregoing, we have also assumed (i) that, with respect to each party other than Premier and Rockingham Heritage, there is no legal restriction which would prohibit or limit the consummation of any of the transactions contemplated by the Transaction Documents; (ii) except as expressed below with respect to Premier and Rockingham Heritage, that each of the parties to the Transaction Documents has properly applied for and obtained all necessary consents, approvals, authorizations, orders, registrations or qualifications of any governmental authority which is required for its execution, delivery and performance of, and actions under, the Transaction Documents; and (iii) that each party (other than Premier and Rockingham Heritage) to the Transaction Documents has taken all necessary actions on its part in order to permit such party to enforce the Transaction Documents in accordance with the terms thereof.

Our opinions are limited to present statutes, regulations and judicial interpretations and the facts as they exist on the date this opinion is issued. We further express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any proposed or pending regulations or policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the Merger or any aspect thereof.

Whenever an opinion herein is stated to be to our knowledge or known to us or qualified with words of similar import, such words refer to the actual knowledge of our attorneys who have given substantive legal attention to representation of Premier and Rockingham Heritage in the connection with the Merger, without any independent inquiry or investigation by such attorneys with respect to the facts underlying the subject matter of the opinion thus expressed.

The opinions expressed herein are limited in all respects to the application of the law of the Commonwealth of Virginia.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, we give you our opinion as follows:

1.

Premier is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

2.

Rockingham Heritage is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

3.

Each of Premier and Rockingham Heritage has all requisite power and authority, corporate and otherwise, to enter into each of the Transaction Documents to which it is a party, to carry out and perform its obligations under each of the Transaction Documents to which it is a party, and to consummate the transactions contemplated in each of the Transaction Documents to which it is a party.

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4.

The execution, delivery, and performance of the Transaction Documents have been duly authorized by all requisite action, corporate and otherwise, and each of Premier and Rockingham Heritage has duly executed and delivered each of the Transaction Documents to which it is a party.

5.

The Transaction Documents to which each of Premier and Each of Premier and Rockingham Heritage is a party are legal, valid and binding obligations of Premier and Rockingham Heritage and are enforceable against Premier and Rockingham Heritage in accordance with their terms except to the extent that their enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in an action at law or a suit in equity), including the availability of equitable remedies, (iii) procedural requirements of law applicable to the exercise of creditors’ rights generally, and (iv) judicial discretion inherent in the forum addressing enforceability.

The opinion expressed in paragraph 5 above with respect to the Transaction Documents being enforceable against Premier and Rockingham Heritage is subject to the following limitations and qualifications:  (i) we express no opinion that provisions conferring equitable remedies by agreement are enforceable; (ii) enforceability may be limited by an implied covenant of good faith and fair dealing or by a requirement of conscionability; (iii) we express no opinion that jurisdiction may be conferred on a judicial forum by agreement where such jurisdiction is not otherwise provided by law; (iv) we express no opinion on the enforceability of any “severability” provision under circumstances in which portions of the Transaction Documents that are necessary to achieve the essential purpose thereof are determined to be unenforceable; (v) we express no opinion with respect to any provision of the Transaction Documents providing that no waiver shall be effective unless in a writing signed by the parties in circumstances where a waiver is based upon an oral waiver or course of dealing acquiesced in or accepted by one of the parties; and (vi) we express no opinion that a party’s failure to act or indulgence of a failure to act may not constitute a waiver or estoppel by course of dealing.

The opinions expressed herein are for your benefit alone and may not, without our prior written consent, be distributed to or relied upon by any other person. Our opinions are expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring. Our opinions are limited to the matters expressly stated; no opinion is implied or may be inferred beyond such matters.

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Very truly yours,

WILLIAMS MULLEN

By: ______________________________

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